Exhibit 10.1

LOAN AND SECURITY AGREEMENT

between

AVATECH SOLUTIONS, INC.,

A Delaware Corporation

and

AVATECH SOLUTIONS SUBSIDIARY, INC.,

A Delaware Corporation

Collectively, “Borrowers”

and

MERCANTILE-SAFE DEPOSIT AND TRUST COMPANY,

“Lender”

$5,000,000.00 REVOLVING LINE OF CREDIT

Dated: January 27, 2006

LOAN AND SECURITY AGREEMENT

THIS LOAN AND SECURITY AGREEMENT is dated as of January 27, 2006 by and between AVATECH SOLUTIONS, INC., a Delaware corporation (“AVATECH”), and AVATECH SOLUTIONS SUBSIDIARY, INC., a Delaware corporation, (“AVATECH SUBSIDIARY,” and together with AVATECH, collectively, “BORROWERS”); and MERCANTILE-SAFE DEPOSIT AND TRUST COMPANY (“LENDER”).

RECITALS

The BORROWERS have requested that the LENDER extend various credit accommodations to the BORROWERS. The LENDER is willing to provide the requested credit accommodations upon the terms and conditions of this Loan And Security Agreement, and upon the granting by the BORROWERS to the LENDER of the security interests, liens, and other assurances of payment provided for in this Loan And Security Agreement.

The BORROWERS’ businesses are a mutual and collective enterprise and the BORROWERS believe that the consolidation of their facilities and other financial accommodations in accordance with the terms of this Loan And Security Agreement will enhance the aggregate borrowing powers of the BORROWERS and ease the administration of their loan relationship with the LENDER, all to the mutual advantage of the BORROWERS. In order to utilize the financial powers of the BORROWERS in the most efficient and economical manner, and in order to facilitate the administration of their financing needs, the LENDER will, at the request of a BORROWER, extend financial accommodations to any of the BORROWERS on a combined basis in accordance with the provisions set forth in this Loan And Security Agreement. The LENDER’S willingness to extend credit to the BORROWERS and to administer the collateral security therefor on a combined basis as more fully set forth in this Loan And Security Agreement is done solely as an accommodation to the BORROWERS and at the BORROWERS’ joint request and in furtherance of the BORROWERS’ mutual and collective enterprise.

NOW, THEREFORE, in consideration of these premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE 1.

DEFINITIONS

As used in this Loan And Security Agreement, the terms set forth in this Article 1 have the meanings set forth below, unless the specific context of this Loan And Security Agreement clearly requires a different meaning. Terms defined in this Article 1 or elsewhere in this Loan And Security Agreement are in all capital letters throughout this Loan And Security Agreement. The singular use of any defined term includes the plural and the plural use includes the singular.

Section 1.1. Account Debtor. The term “ACCOUNT DEBTOR” means collectively each PERSON: (a) to or for whom any or all of the BORROWERS has provided or has agreed to provide any goods or services; or (b) which owes any or all of the BORROWERS any sum of money as a result of goods sold or services provided by any or all of the BORROWERS; or (c) which is the maker or endorser on any INSTRUMENT payable to any or all of the BORROWERS or otherwise owes any or all of the BORROWERS any sum of money on account of any loan or other payment obligation. With respect to each RECEIVABLE which is payable by any governmental authority, “ACCOUNT DEBTOR” includes, without limitation, the agency, instrumentality or official which has the duty of remitting or causing the remittance of the amounts owing on such ACCOUNT or other RECEIVABLE.

Section 1.2. Account, Chattel Paper, Commodity Account, Commodity Contract, Deposit Account, Document, Equipment, Fixtures, General Intangibles, Goods, Instrument, Investment Property, Letter-Of-Credit Right, Payment Intangible, Promissory Notes, And Software. The terms “ACCOUNT,” “CHATTEL PAPER,” “COMMODITY ACCOUNT,” “COMMODITY CONTRACT,” “DEPOSIT ACCOUNT,” “DOCUMENT,” “EQUIPMENT,” “FIXTURES,” “GENERAL INTANGIBLES,” “GOODS,” “INSTRUMENT,” “INVESTMENT PROPERTY,” “LETTER-OF-CREDIT RIGHT,” “PAYMENT INTANGIBLE,” “PROMISSORY NOTES,” and

“SOFTWARE” shall have the same respective meanings as are given to those terms in the Uniform Commercial Code, as adopted and in effect in the State of Maryland.

Section 1.3. Adjusted Base Rate. The term “ADJUSTED BASE RATE” means for any BASE RATE BORROWING that rate of interest equal to the BASE RATE plus the APPLICABLE MARGIN.

Section 1.4. Adjusted LIBOR Rate. The term “ADJUSTED LIBOR RATE” means, for any LIBOR BORROWING for any INTEREST PERIOD thereof, that rate per annum, rounded upwards, if necessary, to the nearest one hundredth of one percent (.01%), determined by the LENDER to be equal to the sum of: (a) the quotient obtained by dividing (i) the LIBOR RATE for such LIBOR BORROWING for such INTEREST PERIOD by (ii) 1.00, and if elected by the LENDER, minus the RESERVE REQUIREMENT for such LIBOR BORROWING for such INTEREST PERIOD; plus (b) the APPLICABLE MARGIN.

Section 1.5. Affiliate. The term “AFFILIATE” means collectively any PERSON: (a) that directly or indirectly, through one or more intermediaries, controls or is controlled by, or is under common control with any or all of the BORROWERS, including, without limitation, the officers, managers and directors of the BORROWERS; (b) that directly or beneficially owns or holds ten percent (10%) or more of any equity interests in any or all of the BORROWERS; or (c) ten percent (10%) or more of whose equity interests are owned directly or controlled by any or all of the BORROWERS. As used herein, the term “control” (including, with correlative meanings, the terms “controlled by” and “under common control with”) shall mean possession, directly or indirectly, of the power to direct the management or policies of a PERSON, whether through ownership of equity interests, by contract or otherwise.

Section 1.6. Agreement. The term “AGREEMENT” means this Loan And Security Agreement, as amended, extended, or modified from time to time by the parties hereto, as well as all schedules, exhibits and attachments hereto.

Section 1.7. Applicable Margin. The term “APPLICABLE MARGIN” means the following percentages corresponding to the AVATECH CAPITAL LEVEL and CAPITAL LEVERAGE RATIO in effect as of the most recent CALCULATION DATE.

Tier Level	AVATECH CAPITAL LEVEL	CAPITAL LEVERAGE RATIO	APPLICABLE MARGIN FOR BASE RATE BORROWINGS	APPLICABLE MARGIN FOR LIBOR BORROWINGS
1	<$ 0.00	N/A	2.00%	4.75%
2	>$ 0.00	>10x	1.75%	4.50%
3	> $1,000,000	<10x	1.50%	4.25%
4	> $2,000,000	<5x	1.25%	4.00%
5	> $3,000,000	<4x	1.00%	3.75%
6	> $3,000,000	<3.5x	0.50%	3.25%
7	> $4,000,000	<3x	0.25%	3.00%

The initial APPLICABLE MARGINS shall be based on Tier Level 1. Beginning with the CALCULATION DATE immediately following the fiscal quarter of the BORROWER ending on December 31,2005 and quarterly thereafter, the APPLICABLE MARGINS shall be determined and adjusted by the then current AVATECH CAPITAL LEVEL and CAPITAL LEVERAGE RATIO as determined in accordance with the quarterly COMPLIANCE CERTIFICATES to be provided by the BORROWER in accordance with Section 5.12.7 of this AGREEMENT. The lowest tier at which the BORROWER must satisfy both the CAPITAL level and the CAPITAL LEVERAGE RATIO for such tier shall be applicable. If the BORROWER fails to timely provide a COMPLIANCE CERTIFICATE for any fiscal quarter of the BORROWER as required by and within the time limitations set forth in Section 5.12.7, the APPLICABLE MARGIN from the applicable date of such failure shall be based on Tier Level 1 until five (5) BUSINESS DAYS after a COMPLIANCE CERTIFICATE has been provided, whereupon the Tier Level shall be determined by the AVATECH CAPITAL LEVEL and CAPITAL LEVERAGE RATIO set forth in such COMPLIANCE CERTIFICATE. Except as set forth above, each APPLICABLE MARGIN shall be effective from a CALCULATION DATE until the next CALCULATION DATE.

Section 1.8. Avatech Capital Level. The term “AVATECH CAPITAL LEVEL” means the TANGIBLE NET WORTH of the BORROWERS, plus the principal balance outstanding under the HINDMAN NOTE to the extent that the same has been subordinated to the OBLIGATIONS on terms and conditions satisfactory to the LENDER.

Section 1.9. Base Rate. The term “BASE RATE” means, for any day, the rate per annum equal to the higher of: (d) the FEDERAL FUNDS RATE for such day plus fifty(50) BASIS POINTS; or (e) the PRIME RATE for such day. Any change in the BASE RATE due to a change in the PRIME RATE or the FEDERAL FUNDS RATE shall be effective on the effective date of such change in the PRIME RATE or the FEDERAL FUNDS RATE.

Section 1.10. Base Rate Borrowing. The term “BASE RATE BORROWING” means each amount of the unpaid principal balance of the LOAN which in accordance with the terms of this AGREEMENT accrues interest at the BASE RATE.

Section 1.11. Basis Point. The term “BASIS POINT” means one one-hundredth (.01) of one percent.

Section 1.12. Borrowing Base. The term “BORROWING BASE” means an amount equal to: (a) (i) from the date of CLOSING through June 30, 2006, seventy percent (70%), and (ii) on July 1, 2006 (or such later date as the BORROWERS have submitted to the LENDER evidence that the BORROWERS are in compliance with the revised financial covenants set forth in Sections 5.20 and 5.21 below) and thereafter, eighty percent (80%) of the face amount (less maximum discounts, credits and allowances which may be taken by or are granted to ACCOUNT DEBTORS in connection therewith) of billed ELIGIBLE ACCOUNTS of the BORROWERS; including without limitation, reserves determined by the LENDER to be appropriate with respect to bankers’ acceptances, GUARANTY INDEBTEDNESS, INTEREST RATE PROTECTION AGREEMENTS, and other obligations of the BORROWERS.

Section 1.13. Borrowing Date. The term “BORROWING DATE” means any BUSINESS DAY specified in a notice issued by the BORROWERS in accordance with Section 2.1.2 of this AGREEMENT as a date on which the BORROWERS have requested that the LENDER advance the proceeds of the LOAN to or for the account of the BORROWERS.

Section 1.14. Business Day. The term “BUSINESS DAY” means any day other than a Saturday, Sunday, or other day on which commercial banking institutions in the State of Maryland are required to be closed.

Section 1.15. Calculation Date. The term “CALCULATION DATE” means each of the dates upon which the APPLICABLE MARGINS are to be determined and adjusted, which adjustment shall be made quarterly on the date occurring five (5) BUSINESS DAYS after the date on which the LENDER receives the quarterly COMPLIANCE CERTIFICATE in accordance with the provisions of Section 2.1.2 of this AGREEMENT, or otherwise as required by the terms of this AGREEMENT.

Section 1.16. Capital Adequacy Requirement. The term “CAPITAL ADEQUACY REQUIREMENT” means any LAW imposing any capital adequacy requirement or any other similar requirement (including but not limited to the capital adequacy regulations contained in Parts 3, 208 and 225 of Title 12 of the Code of Federal Regulations, as amended), any change in such LAWS or in the interpretation or application thereof, and any request or directive regarding capital adequacy (whether or not having the force of law) from any central bank or government authority.

Section 1.17. Capital Lease. The term “CAPITAL LEASE” means a lease with respect to which the lessee’s obligations thereunder should, in accordance with G.A.A.P., be capitalized and reflected as a liability on the balance sheet of the lessee.

Section 1.18. Capital Lease Obligations. The term “CAPITAL LEASE OBLIGATIONS” means any indebtedness incurred as a lessee pursuant to a CAPITAL LEASE.

Section 1.19. Capital Leverage Ratio. The term “CAPITAL LEVERAGE RATIO” means the ratio of (a) total liabilities of the BORROWERS, less the principal balance outstanding under the HINDMAN NOTE to the extent that the same has been subordinated to the OBLIGATIONS on terms and conditions satisfactory to the LENDER, to (b) the AVATECH CAPITAL LEVEL.

Section 1.20. Change Of Control. The term “CHANGE OF CONTROL” means, with respect to any PERSON, an event or series of events by which: (a) any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, but excluding any employee benefit plan of such person or its subsidiaries, and any person or entity acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan) becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Securities Exchange Act of 1934, except that a person or group shall be deemed to have “beneficial ownership” of all securities that such person or group has the right to acquire (such right, an “option right”), whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of ten percent (10%) or more of the equity securities of such PERSON entitled to vote for members of the board of directors or equivalent governing body of such PERSON on a fully-diluted basis (and taking into account all such securities that such person or group has the right to acquire pursuant to any option right); or (b) during any period of twelve (12) consecutive months, a majority of the members of the board of directors or other equivalent governing body of such PERSON cease to be composed of individuals (i) who were members of that board or equivalent governing body on the first day of such period, (ii) whose election or nomination to that board or equivalent governing body was approved by individuals referred to in clause (i) above constituting at the time of such election or nomination at least a majority of that board or equivalent governing body or (iii) whose election or nomination to that board or other equivalent governing body was approved by individuals referred to in clauses (i) and (ii) above constituting at the time of such election or nomination at least a majority of that board or equivalent governing body (excluding, in the case of both clause (ii) and clause (iii), any individual whose initial nomination for, or assumption of office as, a member of that board or equivalent governing body occurs as a result of an actual or threatened solicitation of proxies or consents for the election or removal of one or more directors by any person or group other than a solicitation for the election of one or more directors by or on behalf of the board of directors). A change of control shall not include the issuance of capital stock of the BORROWERS in connection with a transaction to which the LENDER has consented in accordance with the requirements of Article 6 hereof.

Section 1.21. Closing. The term “CLOSING” means the execution and delivery of this AGREEMENT, the NOTE, and various other LOAN DOCUMENTS. The date of CLOSING is the date written above as the date of this AGREEMENT.

Section 1.22. Code. The term “CODE” means the Internal Revenue Code of 1986, as amended, and all Treasury regulations, revenue rulings, revenue procedures or announcements issued thereunder.

Section 1.23. Collateral. The term “COLLATERAL” means all of the tangible and intangible assets and real and personal property of any or all of the BORROWERS, wherever located, whether now owned or hereafter acquired by the BORROWERS, together with all substitutions therefor, and all replacements and renewals thereof, and all accessions, additions, replacement parts, manuals, warranties and packaging relating thereto, including but not limited to the following tangible and intangible assets and property rights of any of the BORROWERS: (a) ACCOUNTS; (b) CHATTEL PAPER; (c) COMMODITY ACCOUNTS; (d) COMMODITY CONTRACTS; (e) DEPOSIT ACCOUNTS; (f) DOCUMENTS; (g) EQUIPMENT; (h) FIXTURES; (i) GENERAL INTANGIBLES; (j) GOODS; (k) INSTRUMENTS; (1) INVENTORY, including returned, rejected, or repossessed INVENTORY and rights of reclamation and stoppage in transit with respect to INVENTORY; (m) INVESTMENT PROPERTY; (n) LETTER-OF-CREDIT RIGHTS; (o) PAYMENT INTANGIBLES; (p) PROMISSORY NOTES; (q) RECEIVABLES; (r) SOFTWARE; (s) copyrights, trademarks, patents, and all pending applications thereof; and (t) all RECORDS relating to or pertaining to any of the above listed COLLATERAL.

Section 1.24. Collection Account. The term “COLLECTION ACCOUNT” means a bank account designated by the LENDER from which the LENDER alone has power of access and withdrawal.

Section 1.25. Commercial Account. The term “COMMERCIAL ACCOUNT” means the commercial checking account to be established and maintained by any or all of the BORROWERS with the LENDER and which may be utilized as the means of advancing funds under the LOAN.

Section 1.26. Compliance Certificate. The term “COMPLIANCE CERTIFICATE” has the meaning given such term provided to such term in Section 5.12.7 of this AGREEMENT.

Section 1.27. Current Assets. The term “CURRENT ASSETS” means, at any time, the aggregate amount of all current assets, including but not limited to cash, cash equivalents, marketable securities, ACCOUNTS and other RECEIVABLES maturing within twelve (12) months from such time, and INVENTORY, all as determined in accordance with G.A.A.P.

Section 1.28. Current Liabilities. The term “CURRENT LIABILITIES” means, at any time, the aggregate amount of all liabilities of the BORROWERS which are due and payable within twelve (12) months from such time, or should be properly reflected as attributable to such twelve (12) month period in accordance with G.A.A.P., less any portion of the outstanding principal balance of the HINDMAN NOTE, to the extent that the HINDMAN NOTE is classified as a CURRENT LIABILITY.

Section 1.29. Current Ratio. The term “CURRENT RATIO” means, at any time, the ratio of CURRENT ASSETS to CURRENT LIABILITIES.

Section 1.30. Default. The term “DEFAULT” means any event, occurrence or omission which, with the giving of notice, the passage of time, or both, would constitute an EVENT OF DEFAULT.

Section 1.31. Dollar Cap. The term “DOLLAR CAP” means Five Million Dollars ($5,000,000.00).

Section 1.32. EBIT. The term “EBIT” means with respect to any period, the earnings of the BORROWER before interest and tax expenses, and without regard to gains or losses arising from asset sales not in the ordinary course of business, all as determined in accordance with G.A.A.P.

Section 1.33. EBITDA. The term “EBITDA” means with respect to any period, the earnings of the BORROWER before interest, tax, depreciation and amortization expenses, and without regard to gains or losses arising from asset sales not in the ordinary course of business, all as determined in accordance with G.A.A.P.

Section 1.34. Eligible Accounts. The term “ELIGIBLE ACCOUNTS” means those ACCOUNTS which are acceptable to the LENDER. The criteria for eligibility may be fixed and revised from time to time by the LENDER in its discretion. An ACCOUNT in no event shall be deemed eligible unless: (a) the ACCOUNT arises from goods sold or leased or from services performed in the ordinary course of business of any or all of the BORROWERS; (b) the delivery of the goods or the performance of the services has been completed; (c) no return, rejection, or repossession has occurred; (d) the goods delivered or the services performed have been finally and unconditionally accepted by the ACCOUNT DEBTOR without dispute, objection, complaint, offset, defense, counterclaim, adjustment or allowance; (e) the ACCOUNT DEBTOR’S obligation to pay the ACCOUNT is not subject to any repurchase obligation or return right, as with sales made on a bill-and-hold, guaranteed sale, sale-and-return, sale on approval (except with respect to ACCOUNTS in connection with which ACCOUNT DEBTORS are entitled to return INVENTORY solely on the basis of the quality of such INVENTORY) or consignment basis; (f) no more than ninety (90) days have elapsed from the billing or invoice date and no more than sixty (60) days have elapsed from the due date; (g) no prior, contemporaneous, or subsequent assignment, claim, lien, or security interest, other than that of the LENDER, applies to the ACCOUNT; (h) no bankruptcy or insolvency proceedings or payment moratoriums of any kind apply to the ACCOUNT; (i) the ACCOUNT DEBTOR is not, in the LENDER’S sole opinion, unlikely to pay because of death, incompetency, disappearance, potential bankruptcy, insolvency, damage to or disposition of the goods, default, or any other reason whatsoever; (j) the LENDER has not, by notice to any or all of the BORROWERS, in the LENDER’S sole discretion, deemed the ACCOUNT unsatisfactory for any reason; (k) no bonding company or surety asserts or has the ability to assert any claim based upon the legal doctrine of equitable subrogation, or under any other right to claim a lien into or right to payment of the ACCOUNT; (1) the ACCOUNT does not arise from or pertain to any transaction with any AFFILIATE; (m) the ACCOUNT is not payable from any ACCOUNT DEBTOR located outside of the geographic boundaries of the United States of America (unless such ACCOUNT is fully secured by a letter of credit or credit insurance acceptable to the LENDER); (n) the BORROWER is legally empowered to collect the ACCOUNT against the ACCOUNT DEBTOR in the jurisdiction in which the ACCOUNT DEBTOR is located; (o) the ACCOUNT is not payable by an ACCOUNT DEBTOR with respect to which more than forty percent (40%) of the dollar amount of that ACCOUNT DEBTOR’S RECEIVABLES to any or all of the BORROWERS are more than ninety (90) days due from the date of invoice or more than sixty (60) days due from the due date; (p) the ACCOUNT does not arise from any contract or agreement with any federal, state, local or foreign government unless such governmental authority is the United States of America or an agency or representative thereof and the LENDER has obtained full compliance to its complete satisfaction with all provisions necessary to protect the LENDER’S interests under The Assignment of Claims Act of 1940, as amended, and all regulations promulgated thereunder, and all other applicable federal procurement laws and regulations; and (q) the LENDER has a perfected first priority security interest therein. An ACCOUNT which otherwise satisfies the LENDER’S criteria for eligibility shall also be subject to the following eligibility limitations: (i) if the ACCOUNT is payable by an ACCOUNT DEBTOR to whom any or all of the BORROWERS owes money, only the portion of the ACCOUNT in excess of the amount owed by any or all of the BORROWERS to the ACCOUNT DEBTOR may be eligible; (ii) if the ACCOUNT is due from an ACCOUNT DEBTOR whose ACCOUNTS in the aggregate constitute in excess of ten percent (10%) of all of the ACCOUNTS of any or all of the BORROWERS, only the portion of the aggregate amount of the ACCOUNTS from that ACCOUNT DEBTOR which does not exceed ten percent (10%) of all of the ACCOUNTS of any or all of the BORROWERS may be eligible; and (iii) to the extent the ACCOUNT contains finance charges, delivery charges or sales taxes, such finance charges, delivery charges or sales taxes shall not be eligible.

Section 1.35. Employee Benefit Plan. The term “EMPLOYEE BENEFIT PLAN” means an “employee benefit plan” as defined in Section 3(3) of ERISA.

Section 1.36. Environmental Laws. The term “ENVIRONMENTAL LAWS” means individually or collectively any local, state or federal LAW, statute, rule, regulation, order, ordinance, common law, permit or license term or condition, or state superlien or environmental clean-up or disclosure statutes pertaining to the environment or to environmental contamination, regulation, management, control, treatment, storage, disposal, containment, removal, cleanup, reporting, or disclosure, including, but not limited to, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as now or hereafter amended (including, but not limited to, the Superfund Amendments and Reauthorization Act); the Resource Conservation and Recover Act, as now or hereafter amended (including, but not limited to, the Hazardous and Solid Waste Amendments of 1984); the Toxic Substances Control Act, as now or hereafter amended; the Clean Water Act, as now or hereafter amended; the Safe Drinking Water Act, as now or hereafter amended; or the Clean Air Act, as now or hereafter amended.

Section 1.37. EPA Permit. The term “EPA PERMIT” has the meaning given that term in Section 4.23 of this AGREEMENT.

Section 1.38. ERISA. The term “ERISA” means the Employee Retirement Income Security Act of 1974 and regulations issued thereunder, as amended from time to time and any successor statute.

Section 1.39. ERISA Affiliate. The term “ERISA AFFILIATE” means, in relation to any PERSON, any trade or business (whether or not incorporated) which is a member of a group of which that PERSON is a member and which is under common control within the meaning of the regulations promulgated under Section 414 of the CODE.

Section 1.40. ERISA Liabilities. The term “ERISA LIABILITIES” means the aggregate of all unfunded vested benefits under any employee pension benefit plan, within the meaning of Section 3(2) of ERISA, of any of the BORROWERS or any ERISA AFFILIATE of any of the BORROWERS under any plan covered by ERISA that is not a MULTIEMPLOYER PLAN and all potential withdrawal liabilities of any of the BORROWERS or any ERISA AFFILIATE under all MULTIEMPLOYER PLANS.

Section 1.41. Event Of Default. The term “EVENT OF DEFAULT” means any of the events set forth in Article 7 of this AGREEMENT, provided that any requirement for the giving of notice, the lapse of time, or both, or any other expressly stated condition, has been satisfied.

Section 1.42. Facilities. The term “FACILITIES” means all real property and the improvements thereon used or occupied or leased by any of the BORROWERS or otherwise used at any time by any of the BORROWERS in the operation of its business or for the manufacture, storage, or location of any of the COLLATERAL.

Section 1.43. Federal Funds Rate. The term “FEDERAL FUNDS RATE” means, for any day, the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) determined (which determination shall be conclusive and binding, absent manifest error) by the LENDER to be equal to the weighted average of the rates on overnight Federal funds transactions with member banks of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the BUSINESS DAY next succeeding such day; provided that: (a) if such day is not a BUSINESS DAY, the FEDERAL FUNDS RATE for such day shall be such rate on such transactions on the next preceding BUSINESS DAY as so published on the next succeeding BUSINESS DAY; and (b) if no such rate is so published on such next succeeding BUSINESS DAY, the FEDERAL FUNDS RATE for such day shall be the average rate charged to the LENDER (in its individual capacity) on such day on such transactions as determined by the LENDER (which determination shall be conclusive and binding, absent manifest error).

Section 1.44. Fiscal Year. The term “FISCAL YEAR” means the fiscal year of AVATECH and its SUBSIDIARIES, including but not limited to AVATECH SUBSIDIARY, which is the twelve (12) month accounting period commencing July 1 and ending June 30 of each calendar year.

Section 1.45. G.A.A.P. The term “G.A.A.P.” means, with respect to any date of determination, generally accepted accounting principles as used by the Financial Accounting Standards Board and/or the American Institute of Certified Public Accountants consistently applied and maintained throughout the periods indicated.

Section 1.46. Governmental Authority. The term “GOVERNMENTAL AUTHORITY” means any nation or government, any union of nations or governments (including without limitation the European Union), any state, region, province, or other political subdivision of any nation, government or union of nations or governments, and any municipality, court or other entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

Section 1.47. Guaranteed Pension Plan. The term “GUARANTEED PENSION PLAN” means any pension plan maintained by any of the BORROWERS or an ERISA AFFILIATE of any of the BORROWERS, or to which any of the BORROWERS or an ERISA AFFILIATE contributes, some or all of the benefits under which are guaranteed by the United States Pension Benefit Guaranty Corporation.

Section 1.48. Guarantor. The term “GUARANTOR” means, collectively, HINDMAN and TLC.

Section 1.49. Guaranty Agreements. The term “GUARANTY AGREEMENTS” means collectively the Guaranty Agreements executed from time to time by each GUARANTOR for the benefit of the LENDER.

Section 1.50. Guaranty Indebtedness. The term “GUARANTY INDEBTEDNESS” means any obligation, contingent or otherwise, of any referenced PERSON directly or indirectly guaranteeing any debt or obligation of any other PERSON and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of such PERSON: (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such debt or obligation (whether arising by virtue of partnership arrangements, by agreement to keep-well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement conditions or otherwise, other than agreements to purchase goods at an arm’s length price in the ordinary course of business); or (b) entered into for the purpose of assuring in any other manner the holder of such debt or obligation of the payment thereof or to protect such holder against loss in respect thereof (in whole or in part) The term GUARANTY INDEBTEDNESS shall not include endorsements for collection or deposit in the ordinary course of business.

Section 1.51. Hindman. The term “HINDMAN” means W. James Hindman.

Section 1.52. Hindman Note. The term “HINDMAN NOTE” means the promissory note dated July 1, 2005 from AVATECH and payable to the order of HINDMAN in the original principal amount of Nine Hundred Two Thousand One Hundred Sixty-Eight Dollars and Eighty Cents ($902,168.80).

Section 1.53. Indebtedness. The term “INDEBTEDNESS” means, as to any referenced PERSON (determined without duplication): (a) indebtedness of such PERSON for borrowed money (whether by loan or the issuance and sale of debt securities), or for the deferred purchase or acquisition price of property or services (other than accounts payable incurred in the ordinary course of business); (b) obligations of such PERSON in respect of letters of credit or similar instruments issued or accepted by financial institutions for the account of such PERSON (whether or not such obligations are contingent); (c) CAPITAL LEASE OBLIGATIONS of such PERSON; (d) obligations of such PERSON to redeem or otherwise retire equity interests in such PERSON; (e) indebtedness of others of the type described in clause (a), (b), (c) or (d) above secured by a lien on any of the property of such PERSON, whether or not the respective obligation so secured has been assumed by such PERSON; and (f) GUARANTY INDEBTEDNESS.

Section 1.54. Insolvency Proceedings. The term “INSOLVENCY PROCEEDINGS” means, with respect to any referenced PERSON, any case or proceeding commenced by or against such PERSON, under any provision of the United States Bankruptcy Code, as amended, or under any other federal or state bankruptcy or insolvency law, or any assignments for the benefit of creditors, formal or informal moratoriums, receiverships, compositions or extensions with some or all creditors with respect to any indebtedness of such PERSON.

Section 1.55. Interest Expense. The term “INTEREST EXPENSE” means all finance charges reflected on the income statement as interest expense for all obligations of the Borrowers to any PERSON, including but not limited to the LENDER, as shown on the balance sheet in accordance with G.A.A.P.

Section 1.56. Interest Period. The term “INTEREST PERIOD” means with respect to any LIBOR BORROWING, each period commencing on the date upon which a LIBOR BORROWING has been selected to commence in accordance with the provisions of Section 2.2.2 of this AGREEMENT, or the date upon which a BASE RATE BORROWING is converted to a LIBOR BORROWING, and ending one (1) month thereafter; provided that: (a) any INTEREST PERIOD which would otherwise end on a day which is not a BUSINESS DAY shall be extended to the next succeeding BUSINESS DAY unless such BUSINESS DAY falls in another calendar month, in which case such INTEREST PERIOD shall end on the immediately preceding BUSINESS DAY; (b) any INTEREST PERIOD which begins on the last BUSINESS DAY of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such INTEREST PERIOD) shall end on the last BUSINESS DAY of a calendar month; and (c) the BORROWERS may not select any INTEREST PERIOD which would end after the MATURITY DATE.

Section 1.57. Interest Rate Protection Agreement. The term “INTEREST RATE PROTECTION AGREEMENT” means, with respect to any referenced PERSON, an interest rate swap, hedge, cap or collar agreement or similar arrangement between such PERSON and one or more financial institutions providing for the transfer or mitigation of interest risks either generally or under specific contingencies.

Section 1.58. Inventory. The term “INVENTORY” shall have the same meaning as provided to such term in the Uniform Commercial Code, as adopted and in effect in the State of Maryland, together with all of the BORROWERS’ goods, merchandise, materials, raw materials, goods in process, finished goods, work in progress, bindings or component materials, packaging and shipping materials and other tangible or intangible personal property, now owned or hereafter acquired and held for sale or lease or furnished or to be furnished under contracts of service or which contribute to the finished products or the sale, promotion, storage and shipment thereof, whether located at facilities owned or leased by the BORROWERS, in the course of transport to or from ACCOUNT DEBTORS, used for demonstration, placed on consignment, or held at storage locations.

Section 1.59. Laws. The term “LAWS” means all ordinances, statutes, rules, regulations, orders, injunctions, writs or decrees of any government or political subdivision or agency thereof, or any court or similar entity established by any thereof.

Section 1.60. Lender Expenses. The term “LENDER EXPENSES” means the out-of-pocket expenses or costs incurred by the LENDER arising out of, pertaining to, or in any way connected with this AGREEMENT, any of the other LOAN DOCUMENTS or the OBLIGATIONS, or any documents executed in connection herewith or transactions hereunder. The term “LENDER EXPENSES” shall include, without limitation: (a) the costs or expenses required to be paid by any or all of the BORROWERS pursuant to this AGREEMENT or any of the LOAN DOCUMENT; (b) taxes and insurance premiums advanced or otherwise paid by the LENDER in connection with the COLLATERAL or on behalf of any or all of the BORROWERS; (c) filing, recording, title insurance, environmental and consulting fees, audit fees, search fees and other expenses paid or incurred by the LENDER in connection with the LENDER’S transactions with any or all of the BORROWERS; (d) costs and expenses incurred by the LENDER in the collection of the ACCOUNTS (with or without the institution of legal action), or to enforce any provision of this AGREEMENT, or in gaining possession of, maintaining, handling, evaluating, preserving, storing, shipping, selling, preparing for sale and/or advertising to sell the COLLATERAL or any other property of any of the BORROWERS whether or not a sale is consummated; (e) costs and expenses of litigation incurred by the LENDER, or any participant of the LENDER in any of the OBLIGATIONS, in enforcing or defending this AGREEMENT or any portion hereof or in collecting any of the OBLIGATIONS; (f) reasonable attorneys’ fees and expenses incurred by the LENDER in obtaining advice or the services of its attorneys with respect to the structuring, drafting, negotiating, reviewing, amending, terminating, enforcing or defending of this AGREEMENT, or any portion hereof or any agreement or matter related hereto, whether or not litigation is instituted; and (g) travel expenses related to any of the foregoing.

Section 1.61. Leverage Ratio. The term “LEVERAGE RATIO” means the ratio of (a) total liabilities of the BORROWERS, less the principal balance outstanding under the HINDMAN NOTE to the extent the same has been subordinated to the OBLIGATIONS on terms and conditions satisfactory to the LENDER; to (b) TANGIBLE NET WORTH of the BORROWERS, plus the principal balance outstanding under the HINDMAN NOTE to the extent the same has been subordinated to the OBLIGATIONS on terms and conditions satisfactory to the LENDER.

Section 1.62. Letters Of Credit. The term “LETTERS OF CREDIT” means collectively letters of credit issued from time to time by the LENDER for the account or benefit of any or all of the BORROWERS.

Section 1.63. LIBOR Borrowing. The term “LIBOR BORROWING” means each amount of the unpaid principal balance of the LOAN which is designated by the BORROWERS in accordance with the terms of this AGREEMENT to accrue interest at the ADJUSTED LIBOR RATE for a separately designated INTEREST PERIOD.

Section 1.64. LIBOR Rate. The term “LIBOR RATE” means, for any LIBOR BORROWING for any INTEREST PERIOD therefor, the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%), quoted for a term equal to the applicable INTEREST PERIOD in The Wall Street Journal under the heading “Interest Rates,” one (1) BUSINESS DAY prior to the first day of such INTEREST PERIOD. If for any reason such rate is not available, the LENDER shall calculate the LIBOR RATE using such alternative index for the London interbank offered rate as the LENDER may determine in its sole discretion.

Section 1.65. Loan. The term “LOAN” means the revolving credit facility extended by the LENDER to the BORROWERS as co-obligors in accordance with the terms set forth in this AGREEMENT.

Section 1.66. Loan Documents. The term “LOAN DOCUMENTS” means all agreements, instruments and documents, including without limitation each document listed as a “Loan Document” on a Closing Index of even date herewith, together with all other loan agreements (including without limitation this AGREEMENT), notes (including without limitation the NOTE), guarantees, subordination agreements, intercreditor agreements, pledges, affidavits, powers of attorney, consents, assignments, landlord and mortgage waivers, opinions, collateral assignments, reimbursement agreements, contracts, notices, leases, financing statements, mortgages, deeds of trust, assignments of rents or contract proceeds, intellectual property security agreements, pledges, letter of credit applications, INTEREST RATE PROTECTION AGREEMENTS, and all other written matter, whether heretofore, now or hereafter executed by or on behalf of any or all of the BORROWERS, any GUARANTOR, or by any other PERSON in connection with any of the OBLIGATIONS.

Section 1.67. Lock Box. The term “LOCK BOX” has the meaning given that term in Section 3.5 of this AGREEMENT.

Section 1.68. Long Term Debt. The term “LONG TERM DEBT” means all obligations of the BORROWERS to any PERSON, including, but not limited to, the OBLIGATIONS, payable more than twelve (12) months from the date of its creation, which in accordance with G.A.A.P. is shown on the balance sheet as a liability (excluding reserves for deferred income taxes).

Section 1.69. Material Adverse Event. The term “MATERIAL ADVERSE EVENT” means the occurrence of any event, condition, or omission which the LENDER in the good faith reasonable exercise of the LENDER’S discretion determines could be expected to have a material adverse effect upon: (a) the condition (financial or otherwise), results of operations, properties, assets, liabilities (including, without limitation, tax liabilities, liabilities under ENVIRONMENTAL LAWS, and ERISA LIABILITIES), businesses, operations (including but not limited to continuation by the BORROWERS of satisfactory supplier agreements, including the BORROWERS’ supplier agreement with [Autodesk]), capitalization, equity, licenses, franchises or prospects of any of the BORROWERS or of any GUARANTOR; (b) the ability of any of the BORROWERS or of any GUARANTOR to perform any of the OBLIGATIONS when and as required by the terms of the LOAN DOCUMENTS; (c) the rights and remedies of the LENDER as provided by the LOAN DOCUMENTS; or (d) the value, condition, use, or availability of any of the COLLATERAL or upon any of the LENDER’S liens and security interests securing the OBLIGATIONS.

Section 1.70. Maturity Date. The term “MATURITY DATE” means December 31, 2006, as such date may be extended by written agreement of the LENDER.

Section 1.71. Maximum Loan Amount. The term “MAXIMUM LOAN AMOUNT” means the lesser of the BORROWING BASE or the DOLLAR CAP.

Section 1.72. Minimum Borrowing Amount. The term “MINIMUM BORROWING AMOUNT” means: (a) for BASE RATE BORROWINGS, Five Thousand Dollars ($5,000.00); and (b) for LIBOR BORROWINGS, Five Thousand Dollars ($5,000.00).

Section 1.73. Multiemplover Plan. The term “MULTIEMPLOYER PLAN” means a “multiemployer plan” as defined in Section 4001(a)(3) of ERISA which is maintained for employees of the BORROWERS, or any ERISA AFFILIATE of the BORROWERS.

Section 1.74. Note. The term “NOTE” means the Revolving Loan Promissory Note of even date herewith from the BORROWERS as co-makers thereof which is payable to the order of the LENDER in the stated principal amount of Five Million Dollars ($5,000,000.00).

Section 1.75. Obligations. The term “OBLIGATIONS” means collectively all of the obligations of each of the BORROWERS to pay to the LENDER: (a) sums due to the LENDER arising out of or in connection with the LOAN or otherwise pursuant to the terms of the LOAN DOCUMENTS; (b) indemnification obligations owed by any or all of the BORROWERS to the LENDER in accordance with the terms of the LOAN DOCUMENTS; (c) LENDER EXPENSES; (d) overdrafts of any of the BORROWERS upon any accounts with the LENDER; (e) payments, duties or obligations owed to the LENDER arising from or with respect to INTEREST RATE PROTECTION AGREEMENTS, foreign exchange facilities or currency transactions, existing or arising from time to time; (f) any sums owed to the LENDER arising out of or relating to any LETTERS OF CREDIT including, without limitation, all reimbursement and indemnification obligations, and obligations to pay fees; (g) all duties of payment and performance owed to the LENDER in connection with any guaranties; (h) all other indebtedness or liability of any of the BORROWERS to the LENDER, whether direct or indirect, joint or several, absolute or contingent, contemplated or not presently contemplated, now existing or hereafter arising; and (i) any indebtedness or liability which may exist or arise as a result of any payment made by or for the benefit of any of the BORROWERS being avoided or set aside for any reason including, without limitation, any payment being avoided as a preference under Sections 547 and 550 of the United States Bankruptcy Code, as amended, or under any state law governing insolvency or creditors’ rights.

Section 1.76. Payment Date. The term “PAYMENT DATE” means the first BUSINESS DAY of each consecutive calendar month. The first PAYMENT DATE is January 1, 2006.

Section 1.77. Permitted Liens. The term “PERMITTED LIENS” means: (a) liens for taxes, assessments, or similar charges incurred in the ordinary course of business that are not yet due and payable; (b) liens in favor of the LENDER; (c) any existing liens specifically described on Schedule 1.78 hereof; (d) any lien on specifically allocated money or securities to secure payments under workmen’s compensation, unemployment insurance, social security and other similar LAWS, or to secure the performance of bids, tenders or contracts (other than for the repayment of borrowed money) or to secure statutory obligations or appeal bonds, or to secure indemnity, performance or other similar bonds in the ordinary course of business; (e) purchase money security interests for EQUIPMENT not to exceed in aggregate amount outstanding at any one time the sum of One Hundred Fifty Thousand Dollars ($150,000.00), provided that such purchase money security interests do not attach to any assets other than the specific item(s) of EQUIPMENT acquired with the proceeds of the loan secured by such purchase money security interests; and (f) subsequently arising liens which are expressly approved in advance of the creation of any such liens by the LENDER in writing.

Section 1.78. Person. The term “PERSON” means any individual, corporation, partnership, limited liability company, association, joint-stock company, trust, estate, unincorporated organization, joint venture, court, government or political subdivision or agency thereof, or other legal entity.

Section 1.79. Prime Rate. The term “PRIME RATE” means the rate of interest announced from time to time by the LENDER, in its sole discretion, as its prime lending rate of interest, it being understood that such announced rate bears no inference, implication, representation, or warranty that such announced rate is charged to any particular customer or customers of the LENDER. The LENDER’S prime lending rate of interest is but one of several interest rate bases used by the LENDER. Changes in the applicable interest rate shall be made as of, and immediately upon, the occurrence of changes in the LENDER’S prime rate.

Section 1.80. Quick Ratio. The term “QUICK RATIO” means, any time, the ratio of (a) the aggregate amount of cash and ACCOUNTS of the BORROWERS, at such time, determined in accordance with G.A.A.P., to (b) CURRENT LIABILITIES.

Section 1.81. Receivables. The term “RECEIVABLES” means all of the ACCOUNTS, INSTRUMENTS, DOCUMENTS, GENERAL INTANGIBLES, CHATTEL PAPER, PAYMENT INTANGIBLES, and PROMISSORY NOTES, now existing or hereafter created or acquired, and all proceeds and products thereof, and all rights thereto, arising from the sale or lease of or the providing of INVENTORY, GOODS, or services by any of the BORROWERS to ACCOUNT DEBTORS, as well as all other rights, contingent or non-contingent, of any kind of any of the BORROWERS to receive payment, benefit, or credit from any PERSON.

Section 1.82. Records. The term “RECORDS” means correspondence, memoranda, tapes, discs, papers, books and other documents, or transcribed information of any type, whether expressed in ordinary, computer or machine language.

Section 1.83. Regulated Substance. The term “REGULATED SUBSTANCE” means any substance which, pursuant to any ENVIRONMENTAL LAW, is identified as a hazardous substance (or other term having similar import) or is otherwise subject to special requirements in connection with the use, storage, transportation, disposition or other handling thereof.

Section 1.84. Regulatory Change. The term “REGULATORY CHANGE” means any change after the date of CLOSING in the LAWS of the United States, any state thereof, or any other GOVERNMENTAL AUTHORITY, or the adoption or making after such date, of any interpretations, changes in convention, directives or requests applying to a class of depository institutions, including any LENDER, of or under any LAWS of the United States, any state thereof, or any other GOVERNMENTAL AUTHORITY (whether or not any such interpretation, directive or request has the force of LAW).

Section 1.85. Release. The term “RELEASE” means a “release” as defined in Section 101(22) of the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as now or hereafter amended.

Section 1.86. Reserve Requirement. The term “RESERVE REQUIREMENT” means for any day during the referenced period the maximum rate at which reserves (including without limitation any marginal, special, supplemental or emergency reserves) are required to be maintained during such period under Regulation D of the Board of Governors of the Federal Reserve System, from time to time in effect (or any successor or other regulation or legal requirement relating to reserve requirements applicable to member banks of the Federal Reserve System) by member banks of the Federal Reserve System against “Eurocurrency Liabilities” as currently defined in Regulation D (or against any other category of liabilities which includes deposits by reference to which the interest rate on LIBOR BORROWINGS or loans is determined or any category of extensions of credit or other assets which include loans by a non-United States office of a bank to United States residents), whether or not the LENDER has any “Eurocurrency Liabilities” subject to such reserve requirements during the referenced period. LIBOR BORROWINGS shall be deemed to constitute “Eurocurrency Liabilities,” and as such shall be deemed subject to reserve requirements without benefits or credits for proration, exceptions or offsets that may be available from time to time to the LENDER. The ADJUSTED LIBOR RATE shall be adjusted automatically on and as of the effective date of any change in the RESERVE REQUIREMENT.

Section 1.87. Restricted Payment. The term “RESTRICTED PAYMENT” means collectively: (a) any dividend or other payment or distribution, direct or indirect, on account of any (i) common stock ownership in the BORROWERS, (ii) preferred stock ownership of the BORROWERS at any time during which any EVENT OF DEFAULT exists, or (iii) equity interest in any of the BORROWERS now or hereafter outstanding, except a dividend or distribution payable solely in the same class or type of equity interest to the holders of that class or type; (b) any redemption, conversion, exchange, retirement, sinking fund or similar payment, purchase or other acquisition for value, direct or indirect, by any of the BORROWERS of any equity interest in any of the BORROWERS now or hereafter outstanding; (c) any payment made by any of the BORROWERS to retire, or to obtain the surrender of, any outstanding warrants, options or other rights to acquire equity interests in any of the BORROWERS now or hereafter outstanding; (d) any payment by any of the BORROWERS of any management, consulting or similar fees which are not salary payments in amounts comparable to sums paid in the marketplace for similar services to unrelated employees for services actually performed; (e) any payment by any of the BORROWERS on account of SUBORDINATED DEBT, other than as specifically permitted pursuant to the terms of any subordination agreement in connection therewith.

Section 1.88. Solvent. The term “SOLVENT” means, as to any referenced PERSON, that as of the date of determination both: (a) (i) the then fair saleable value of the property of such PERSON is greater than the total amount of liabilities (including contingent liabilities) of such PERSON and is not less than the amount that will be required to pay the probable liabilities on such PERSON’S then existing debts as they become absolute and matured considering all financing alternatives and potential asset sales reasonably available to such PERSON; (ii) such PERSON’S capital is not unreasonably small in relation to its business or any contemplated or undertaken transaction; and (iii) such PERSON does not intend to incur, or believe (nor should it reasonably believe) that it will incur, debts beyond its ability to pay such debts as they become due; and (b) such PERSON is “solvent” within the meaning given that term and similar terms under applicable laws relating to fraudulent transfers and conveyances. For purposes of this definition, the amount of any contingent liability at any time shall be computed as the amount that, in light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

Section 1.89. Subordinated Debt. The term “SUBORDINATED DEBT” means all INDEBTEDNESS of any of the BORROWERS which has been subordinated to the payment and performance of the OBLIGATIONS pursuant to written agreements in form and substance satisfactory to the LENDER.

Section 1.90. Subsidiary. The term “SUBSIDIARY” means, with respect to any PERSON, any other PERSON of which securities or other ownership interests representing an aggregate of fifty percent (50%) or more of the equity or the ordinary voting power are, at the time as of which any determination is being made, owned or controlled directly, or indirectly through one or more intermediaries, by such PERSON.

Section 1.91. Tangible Net Worth. The term “TANGIBLE NET WORTH” means the excess of assets, excluding any and all intangible assets such as, but not limited to, goodwill, licenses, trademarks, patents, copyrights, organizational costs, appraisal surplus, officer and stockholder advances or receivables, mineral rights and the like, over liabilities, all determined in accordance with G.A.A.P.

Section 1.92. Termination Event. The term “TERMINATION EVENT” means: (a) a “Reportable Event” described in Section 4043 of ERISA and the regulations issued thereunder, but not including any such event for which the 30-day notice requirement has been waived by applicable regulation; (b) the withdrawal of any of the BORROWERS or an ERISA AFFILIATE of any of the BORROWERS from a GUARANTEED PENSION PLAN during a plan year in which it was a “substantial employer” as defined in Section 4001(a)(2) of ERISA; (c) the filing of a notice of intent to terminate a GUARANTEED PENSION PLAN or the treatment of a GUARANTEED PENSION PLAN amendment as a termination under Section 4041 of ERISA; (d) the institution of proceedings to terminate a GUARANTEED PENSION PLAN by the Pension Benefit Guaranty Corporation; (e) the withdrawal or partial withdrawal of any of the BORROWERS or an ERISA AFFILIATE of any of the BORROWERS from a MULTIEMPLOYER PLAN; or (f) any other event or condition which might reasonably be expected to constitute grounds under ERISA for the termination of, or the appointment of a trustee to administer, any GUARANTEED PENSION PLAN.

Section 1.93. TLC. The term “TLC” means Technical Learningware Company, Inc., a Delaware corporation, and a wholly-owned subsidiary of AVATECH.

ARTICLE 2.

TERMS OF THE LOAN

Section 2.1. Agreement To Extend The Loan. Subject to the terms and conditions stated herein, the LENDER agrees to extend the LOAN to the BORROWERS as co-obligors from time to time until the MATURITY DATE. The LENDER shall advance proceeds of the LOAN to the BORROWERS by depositing into the COMMERCIAL ACCOUNT or in accordance with such other procedures as may be agreed to between the LENDER and the BORROWERS, such sums as any of the BORROWERS may request, provided that: (a) the aggregate outstanding principal balance of the LOAN shall never exceed at any time the MAXIMUM LOAN AMOUNT; (b) the minimum average net borrowing availability under the LOAN, measured quarterly, shall be at least Five Hundred Thousand Dollars ($500,000.00); (c) any advances in excess of the aggregate principal amount of Four Million Dollars ($4,000,000.00) may be made only in the sole discretion of the LENDER. The BORROWERS shall not request or permit any advance of proceeds of the LOAN which would cause the aggregate amount of advances made to or for the BORROWERS and outstanding under the LOAN DOCUMENTS to exceed the MAXIMUM LOAN AMOUNT or the other limitations set forth above. In the event that the principal balance outstanding under the LOAN ever exceeds the MAXIMUM LOAN AMOUNT or such other limitations, the BORROWERS shall immediately, upon the demand of the LENDER, reduce the principal balance of the LOAN to an amount which is not in excess of the MAXIMUM LOAN AMOUNT or such limitations. Any termination of the LOAN by the LENDER shall relieve the LENDER of the LENDER’S obligation to lend money or to make financial accommodations to or for any or all of the BORROWERS and the BORROWERS’ accounts, and shall in no way release, terminate, discharge or excuse any of the BORROWERS from its absolute duty to pay or perform the OBLIGATIONS.

Section 2.1.1. Revolving Loan Promissory Note. The obligations of the BORROWERS to repay the LOAN to the LENDER shall be further evidenced by the REVOLVING LOAN PROMISSORY NOTE.

Section 2.1.2. Procedure For Revolving Loan Borrowings. The BORROWERS may borrow proceeds of the LOAN until (but not including) the MATURITY DATE, provided, that the BORROWERS deliver to the LENDER an irrevocable notice (which notice must be received by the LENDER prior to 10:00 a.m. Baltimore, Maryland time on the requested BORROWING DATE) specifying: (i) the amount to be borrowed, (ii) the requested BORROWING DATE, (iii) whether the borrowing is to be a LIBOR BORROWING, a BASE RATE BORROWING, or a combination thereof, and (iv) if the borrowing is to be entirely or partly a LIBOR BORROWING, the notice of election described in Section 2.2.2 of this AGREEMENT. The above-described notice may be delivered to the LENDER via facsimile or electronic mail, with telephone confirmation. Such borrowing will be made available to the BORROWERS on or prior to 1:00 p.m. Baltimore, Maryland time by the LENDER crediting the COMMERCIAL ACCOUNT. Each borrowing under the LOAN shall be in a principal amount of not less than the MINIMUM BORROWING AMOUNT.

Section 2.1.3. Repayment Of Loan. Each of the BORROWERS, jointly and severally, unconditionally promises to pay to the LENDER the then unpaid principal amount of the LOAN and all other unpaid sums due to the LENDER pursuant to the LOAN DOCUMENTS on or before the MATURITY DATE (or on any earlier date on which the LOAN becomes due and payable as required by the stated provisions of this AGREEMENT). Each of the BORROWERS, jointly and severally, unconditionally promises to pay to the LENDER all interest which has accrued upon the unpaid principal amount of the LOAN from time to time outstanding from the date of CLOSING until the date of payment in full of the LOAN at the rates per annum, and on the dates set forth in Sections 2.2.1 and 2.2.2 of this AGREEMENT. All sums due to the LENDER in connection with the LOAN shall be paid in full on or before the MATURITY DATE.

Section 2.1.4. Permitted Purposes of the Loan. The proceeds of the LOAN shall be used by the BORROWERS solely (a) to repay in full all of the obligations of the BORROWERS to K Bank, (b) to repay in full all obligations owed by BORROWERS under the Loan Agreement dated July 22, 2003 between AVATECH and Dassault Systemes Corp. in the maximum principal amount of One Million Five Hundred Thousand ($1,500,000.00); and (c) to fund the general working capital needs of the BORROWERS.

Section 2.2. Interest Terms Applicable To The Loan. Interest shall accrue upon the unpaid principal balance of the LOAN until the LOAN has been repaid in full at the rate or rates described below in this Section 2.2.

Section 2.2.1. Adjusted Base Rate. Except as otherwise provided by the terms of this AGREEMENT, the LOAN shall bear interest on the unpaid principal balance at the fluctuating ADJUSTED BASE RATE. Absent a timely election by the BORROWERS in accordance with Section 2.2.2 of this AGREEMENT, the unpaid balance of the LOAN, including any balance of any LIBOR BORROWING for which the applicable INTEREST PERIOD has expired, automatically shall be deemed to bear interest at the ADJUSTED BASE RATE. Changes in the interest rate shall be made when and as changes in the BASE RATE occur. For each BASE RATE BORROWING, all accrued and unpaid interest shall be payable monthly in arrears on each consecutive PAYMENT DATE. Each election by the BORROWERS of a BASE RATE BORROWING shall be in the MINIMUM BORROWING AMOUNT, or any multiple thereof.

Section 2.2.2. Adjusted LIBOR Rate Option. Subject to the terms of this Section, interest may accrue at the election of the BORROWERS for INTEREST PERIODS selected by the BORROWERS, at the ADJUSTED LIBOR RATE on portions of the unpaid principal balance of the LOAN. Any LIBOR BORROWING or election for a LIBOR BORROWING pursuant to the provisions of this Section shall be subject to the following terms and conditions:

a. Payments. For each of the LIBOR BORROWINGS, accrued interest shall be paid to the LENDER in arrears on each consecutive PAYMENT DATE during each INTEREST PERIOD and on the last day of each applicable INTEREST PERIOD.

b. Notice Of Election. By 10:00 a.m. Baltrmore, Maryland time on the BUSINESS DAY on which the BORROWERS desire that an INTEREST PERIOD commence, the BORROWERS shall deliver a written election to the LENDER specifying: (1) the commencement date of the relevant INTEREST PERIOD; and (2) the dollar amount of that portion of the total aggregate principal amount of the applicable LOAN which is to bear interest at the ADJUSTED LIBOR RATE, which amount shall not be less than the MINIMUM BORROWING AMOUNT or any multiple thereof.

c. Effect Of Election. Interest shall accrue from and including the first day of each INTEREST PERIOD selected by the BORROWERS to (but not including) the last day of such INTEREST PERIOD at the ADJUSTED LIBOR RATE determined as applicable to such INTEREST PERIOD upon the amount of the unpaid principal balance of the LOAN identified by the BORROWERS in the BORROWERS’ written election.

(i) Interest Periods. There shall be no more than one (1) INTEREST PERIOD outstanding at any one time. No INTEREST PERIOD may expire after the MATURITY DATE.

(ii) Availability. If the LENDER determines at any time that a REGULATORY CHANGE or a change in market conditions has made it impractical for the LENDER to offer pricing based on the ADJUSTED LIBOR RATE, the LENDER may give notice of such determination to the BORROWERS, and all advances which are then accruing interest at an ADJUSTED LIBOR RATE shall, on the last day(s) of the then applicable current INTEREST PERIOD(S) automatically and without further notice, begin to accrue interest at the ADJUSTED BASE RATE. Until such time as the LENDER determines that a REGULATORY CHANGE or a change in market conditions has again made it practical for the LENDER to offer pricing at the ADJUSTED LIBOR RATE, the LENDER will not be obligated to further offer pricing based upon the ADJUSTED LIBOR RATE, and any notice from the BORROWERS requesting such a rate option will be ineffective.

(iii) Breakage Costs. Each of the BORROWERS, jointly and severally, agrees to compensate the LENDER from time to time, upon demand from the LENDER, for all losses, expenses, lost earnings, costs and liabilities (including, without limitation, all interest paid to lenders of funds borrowed by the LENDER to carry LIBOR BORROWINGS) which the LENDER sustains if: (a) any repayment or prepayment of any LIBOR BORROWINGS (including, without limitation, any payment resulting from the acceleration of the LOAN in accordance with the terms of this AGREEMENT) or any conversion of a LIBOR BORROWING for any reason occurs on a date which is not the last day of the applicable INTEREST PERIOD; or (b) any failure by the BORROWERS to borrow a LIBOR BORROWING or convert a BASE RATE BORROWING to a LIBOR BORROWING on the date for such borrowing or conversion specified in the relevant notice of election given by the BORROWERS to the LENDER in accordance with the terms of this AGREEMENT.

(iv) Termination Of Right To Elect LIBOR Borrowings. Notwithstanding anything to the contrary set forth in this AGREEMENT, and without limiting any other rights and remedies of the LENDER, the LENDER during any continuing DEFAULT may suspend the right of the BORROWERS to convert any BASE RATE BORROWING into a LIBOR BORROWING or to permit any LIBOR BORROWING to be renewed as a LIBOR BORROWING, in which case the LOAN shall be converted (on the last days of the respective INTEREST PERIODS therefor) or continued, as the case may be, as a BASE RATE BORROWING.

Section 2.2.3. Calculation Of Interest. Interest shall be calculated upon LIBOR BORROWINGS on the basis of a 365 or 366 days per year factor applied to the actual days on which there exists an unpaid balance of the LIBOR BORROWINGS. Interest shall be calculated upon BASE RATE BORROWINGS on the basis of a 360 day per year factor applied to the actual days on which there exists an unpaid balance of the BASE RATE BORROWINGS.

Section 2.2.4. Default Interest. The interest rates payable upon the LOAN may be increased during any continuing EVENT OF DEFAULT by the LENDER to that rate (the “DEFAULT RATE”) equal to the BASE RATE plus four hundred (400) BASIS POINTS until the EVENT OF DEFAULT has been cured to the satisfaction of the LENDER.

Section 2.2.5. Maximum Rate Of Interest. Any provision contained in the LOAN DOCUMENTS to the contrary notwithstanding, the LENDER shall not be entitled to receive or collect, nor shall the BORROWERS be obligated to pay, interest, fees, or charges thereunder in excess of the maximum rate of interest permitted by any applicable LAW, and if any provision of this AGREEMENT, the NOTE or any of the other LOAN DOCUMENTS is construed or held by any court of law or GOVERNMENTAL BODY having jurisdiction to permit or require the charging, collection or payment of any amount of interest in excess of that permitted by such LAWS, the provisions of this Section shall control and shall override any contrary or inconsistent provision. The intention of the parties is to at all times conform strictly with all applicable usury requirements and other LAWS limiting the maximum rates of interest which may be lawfully charged upon the LOAN. The interest to be paid pursuant to the NOTE shall be held subject to reduction to the amount allowed under said usury or other laws as now or hereafter construed by the courts having jurisdiction, and any sums of money paid in excess of the interest rate allowed by applicable law shall be applied in reduction of the principal amount owing pursuant to the NOTE. Each of the BORROWERS acknowledges and irrevocably stipulates for all purposes that it has been contemplated at all times by the parties that the LAWS of the State of Maryland will govern the maximum rate of interest that it is permissible for the LENDERS to charge the BORROWERS.

Section 2.3. Late Payment Charges. Any payment of principal, interest or fees due upon the LOAN (including any final payment) which is received by the LENDER more than fifteen (15) calendar days after its due date shall incur a late payment charge equal to five percent (5%) of the amount of the payment due. All late payment charges shall be payable upon the demand of the LENDER. The existence of the right by the LENDER to receive a late payment charge shall not be deemed to constitute a grace period or provide any right to the BORROWERS to make a payment other than on such payment’s scheduled due date.

Section 2.4. Voluntary Prepayments. Any principal balance of the LOAN accruing interest at the ADJUSTED LIBOR RATE may be prepaid in whole or in part at any time without penalty or premium upon notice to the LENDER not less than two (2) BUSINESS DAYS prior to the date of repayment, provided that the LENDER is compensated for any breakage costs incurred by the LENDER as a result of any such repayment in accordance with the provisions of Section 2.2.2 (d) of this AGREEMENT. Any principal balance of the LOAN bearing interest at the BASE RATE may be prepaid in whole or in part at any time without penalty or premium.

Section 2.5. Yield Protection. If the adoption or change of any LAW, rule, or any change in the interpretation or administration thereof by any GOVERNMENTAL AUTHORITY, central bank, or comparable agency charged with the interpretation or administration thereof, or compliance by the LENDER with any request or directive (whether or not having the force of law) of any such GOVERNMENTAL AUTHORITY, central bank, or comparable agency or any REGULATORY CHANGE after the date of CLOSING: (a) subjects the LENDER to any tax, duty, or other charge with respect to the LOAN, or changes the basis of taxation of any amounts payable to the LENDER under this AGREEMENT or otherwise with respect to any OBLIGATIONS (other than taxes imposed on the overall net income of the LENDER by the jurisdiction in which the LENDER has its principal office); (b) imposes, modifies, or deems applicable any reserve, special deposit, assessment, compulsory loan, or similar requirement (other than the RESERVE REQUIREMENT utilized in the determination of the ADJUSTED LIBOR RATE) relating to any extensions of credit or other assets of, or any deposits with or other liabilities or commitments of, the LENDER, including the LOAN, extended by the LENDER hereunder or any other OBLIGATIONS owing to the LENDER; or (c) imposes on the LENDER or the applicable interbank market any other condition affecting this AGREEMENT or any OBLIGATION or any of such extensions of credit or liabilities or commitments or the costs of deposits maintained by the LENDER in obtaining funds to carry the LOAN or any of the other OBLIGATIONS; and the result of any of the foregoing is to increase the cost to the LENDER of the making, converting into, continuing, or maintaining or participating in the LOAN or other OBLIGATIONS or to reduce any yield or sum received or receivable by the LENDER under this AGREEMENT with respect to any LOAN or other OBLIGATION, then the BORROWERS, jointly and severally, agree to pay to the LENDER on demand such amount or amounts as will compensate the LENDER for such increased cost or reduction. If the LENDER claims compensation under this Section, the LENDER shall furnish to the BORROWERS a statement setting forth the reason and the additional amount or amounts to be paid to the LENDER hereunder which shall be conclusive in the absence of manifest error. In determining such amount, the LENDER may use any reasonable averaging and attribution methods.

Section 2.6. Lender’s Records. The date and amounts of each advance made by the LENDER and each payment made by any of the BORROWERS shall be recorded by the LENDER on the books and records of the LENDER, but any failure to record such dates or amounts shall not relieve any of the BORROWERS of its duties and obligations under the LOAN DOCUMENTS. Interest accrued upon the LOAN shall be computed on outstanding balances as reflected on the LENDER’S books and records.

Section 2.7. Commitment Fee. For each calendar quarter or portion thereof during which the LOAN is in existence and has not been terminated, until the termination of the LOAN, the BORROWERS shall pay to the LENDER a commitment fee of one-quarter of one percent (1/4%) per annum on that sum obtained by subtracting the average daily disbursed principal balance of the LOAN during such calendar quarter or portion thereof from the DOLLAR CAP, less One Million Dollars ($ 1,000,000.00). The commitment fee shall be payable quarterly in arrears, on the first day of each succeeding quarter or on the last day of a portion of a quarter commencing with the first of such payments to be made on January 1,2006. The commitment fee is not to be considered a fee being paid by the BORROWERS to the LENDER as an inducement to the LENDER to make advances, nor shall it be considered to modify or limit the ability of the LENDER to terminate in accordance with the provisions of this AGREEMENT the ability of the BORROWERS to borrow under the LOAN, but is instead intended as part of the compensation which is earned by the LENDER for agreeing to provide the LOAN in accordance with the terms of the LOAN DOCUMENTS.

Section 2.8. Conditions Precedent To Each Advance. The obligation of the LENDER to make any advances under the LOAN, including the initial advance, shall be subject to the procedures set forth in Sections 2.1.2 and 2.2 below and to each of the following conditions precedent:

Section 2.8.1. No Defaults Or Events Of Default. No event shall have occurred on or prior to such date and be continuing on such date, and no condition shall exist on such date, which constitutes a DEFAULT or EVENT OF DEFAULT.

Section 2.8.2. Continuing Accuracy Of Representations And Warranties. Each of the representations and warranties made by or on behalf of the BORROWERS or by the GUARANTOR to the LENDER in the LOAN DOCUMENTS shall be true and correct in all material respects when made and shall be deemed to be repeated as true, accurate and complete as of the date of the BORROWERS’ request for each advance.

Section 2.8.3. Receipt Of Reports. The LENDER shall be in receipt of all reports, financial statements, financial information and financial disclosures required by the LOAN DOCUMENTS, except to the extent that the LENDER has waived the receipt thereof.

Section 2.8.4. Subordination Agreements. The HINDMAN NOTE, and any security interest securing same, shall be subordinated to the OBLIGATIONS and to the liens and security interests of the LENDER on terms and conditions satisfactory to the LENDER. The outstanding principal balance of the HINDMAN NOTE shall be not greater than Nine Hundred Two Thousand One Hundred Sixty-Eight Dollars and Eighty Cents ($902,168.80) as of the date of CLOSING.

Section 2.8.5. No Illegalities. It shall not be unlawful for the LENDER to perform any of the agreements or obligations imposed upon the LENDER by any of the LOAN DOCUMENTS or for any of the BORROWERS or the GUARANTOR to perform any of their respective agreements or obligations as provided by the LOAN DOCUMENTS.

Section 2.8.6. No Material Adverse Event. No MATERIAL ADVERSE EVENT shall have occurred and be then continuing.

Section 2.9. Letters Of Credit.

Section 2.9.1. Issuance Of Letters Of Credit. The LENDER may in its sole discretion issue LETTERS OF CREDIT as requested by any of the BORROWERS, provided that no DEFAULT or EVENT OF DEFAULT has occurred and is continuing and provided that the aggregate amount of all LETTERS OF CREDIT issued and outstanding and any reimbursement obligations owed to the LENDER arising out of any LETTERS OF CREDIT do not exceed Two Hundred Thousand Dollars ($200,000.00). No LETTER OF CREDIT shall have an expiry date which occurs after the stated maturity date or termination date of the LOAN. Any amounts paid by the LENDER in connection with any LETTER OF CREDIT shall be treated as an advance of proceeds of the LOAN, shall be secured by all of the COLLATERAL, and shall bear interest (including the default rate of interest) and be payable at the same rate and in the same manner as the LOAN.

Section 2.9.2. Rights And Remedies Of The Lender. In the event that, coincident with or subsequent to the occurrence of, and during the continuance of, a DEFAULT or an EVENT OF DEFAULT, the LENDER becomes aware of the possibility of a draw, or enforcement of the LENDER’S obligations, under a LETTER OF CREDIT, the LENDER, at its option, may, but shall not be required to, pay the obligations to the beneficiary or holder of such LETTER OF CREDIT directly to such beneficiary or holder, and, in such event, the amount of any such payment made by the LENDER shall be treated for all purposes and shall have the same force and effect as if such amount had been loaned by the LENDER to the BORROWERS as an advance of proceeds of the LOAN, shall be secured by all of the COLLATERAL and shall bear interest and be payable at the same rate (including the default rate of interest) and in the same manner as the LOAN. If any LETTER OF CREDIT is drawn upon to discharge any obligation of any of the BORROWERS to the beneficiary of such LETTER OF CREDIT, in whole or in part, the LENDER shall be fully subrogated to the rights of such beneficiary with respect to the obligations owed by such BORROWER to such beneficiary discharged with the proceeds of the LETTER OF CREDIT.

Section 2.9.3. Indemnification. The BORROWERS jointly and severally and unconditionally and irrevocably agree to indemnify the LENDER and to hold the LENDER harmless from any and all losses, claims or liabilities arising from any transactions or occurrences relating to LETTERS OF CREDIT issued, established, opened or accepted for the account of any of the BORROWERS, and any drafts or acceptances thereunder, and all OBLIGATIONS incurred in connection therewith, other than losses, claims or liabilities arising from the gross negligence or wanton misconduct of the LENDER.

Section 2.9.4. Reimbursement Obligations. The BORROWERS jointly and severally agree to reimburse the LENDER on the day of drawing (or upon such later date as any or all of the BORROWERS receives notice of the payment of the presented draft by the LENDER) upon any LETTER OF CREDIT (either with the proceeds of the LOAN obtained hereunder or otherwise) in same day funds in the amount of the drawing. If the BORROWERS fail to reimburse the LENDER as provided herein or as provided in any separate letter of credit application agreements or other LOAN DOCUMENTS, the unreimbursed amount of such drawing shall bear interest at a per annum rate equal to the highest interest rate (including the default rate of interest) applicable to the LOAN. The BORROWERS’ reimbursement obligations hereunder shall be absolute and unconditional under all circumstances irrespective of any rights of set-off, counterclaim or defense to payment any of the BORROWERS may claim or have against the LENDER, the beneficiary of the LETTER OF CREDIT or any other PERSON, including, without limitation, any defense based on any failure of any of the BORROWERS to receive consideration or the legality, validity, regularity or unenforceability of the LETTER OF CREDIT or any irregularities in the presentment of the draft presented upon the LETTER OF CREDIT.

Section 2.9.5. Fees, Charges And Other Terms. The BORROWERS jointly and severally agree to pay to the LENDER such issuance, amendment, extension and other fees as the LENDER quotes from time to time with respect to each LETTER OF CREDIT, and shall execute such applications, reimbursement agreements, or other documents as the LENDER requires from time to time with respect to the issuance, extension, amendment, or any other requested or required action concerning a LETTER OF CREDIT.

Section 2.10. Capital Adequacy. If the LENDER determines at any time that the adoption or implementation of any CAPITAL ADEQUACY REQUIREMENT, or the compliance therewith by the LENDER or any corporation or other PERSON controlling the LENDER, affects the amount of capital to be maintained by the LENDER or any PERSON controlling the LENDER as a result of its obligations hereunder, or reduces the effective rate of return on the LENDER’S or such controlling PERSON’S capital to a level below that which the LENDER or such controlling PERSON would have achieved but for such CAPITAL ADEQUACY REQUIREMENT as a consequence of its obligations hereunder (taking into consideration the LENDER’S or such controlling PERSON’S policies with respect to capital adequacy), then after submission by the LENDER to the BORROWERS of a written request therefor and a statement of the basis for such determination, the BORROWERS shall pay to the LENDER such additional amounts as will compensate the LENDER or the controlling PERSON for the cost of maintaining the increased capital or for the reduction in the rate of return on capital, together with interest thereon at the highest rate of interest then in effect under the NOTE from the date the LENDER requests such additional amounts until those amounts are paid in full.

Section 2.11. Payments. All payments received by the LENDER which are to be applied to reduce the OBLIGATIONS shall be credited to the balances due from any or all of the BORROWERS pursuant to the normal and customary practices of the LENDER, but shall be provisional and shall not be considered final unless and until such payment is not subject to avoidance under any provision of the United States Bankruptcy Code, as amended, including Sections 547 and 550, or any state law governing insolvency or creditors’ rights. If any payment is avoided or set aside under any provision of the United States Bankruptcy Code, including Sections 547 and 550, or any state law governing insolvency or creditors’ rights, the payment shall be considered not to have been made for all purposes of this AGREEMENT and the LENDER shall adjust its records to reflect the fact that the avoided payment was not made and has not been credited against the OBLIGATIONS.

Section 2.12. Advancements. If any of the BORROWERS fails to perform any of its agreements or covenants contained in this AGREEMENT or if any of the BORROWERS fails to protect or preserve the COLLATERAL or the status and priority of the security interest of the LENDER in the COLLATERAL, the LENDER may make advances to perform the same on behalf of such BORROWER to protect or preserve the COLLATERAL or the status and priority of the security interest of the LENDER in the COLLATERAL, and all sums so advanced shall immediately upon advance become secured by the security interests granted in this AGREEMENT, and shall become part of the principal amount owed to the LENDER with interest to be assessed at the applicable rate thereon and subject to the terms and provisions of this AGREEMENT and all of the LOAN DOCUMENTS. The BORROWERS shall repay on demand all sums so advanced on any BORROWER’S behalf, plus all expenses or costs incurred by the LENDER, including reasonable legal fees, with interest thereon at the highest rate authorized in the NOTE. The provisions of this Section shall not be construed to prevent the institution of the rights and remedies of the LENDER upon the occurrence of an EVENT OF DEFAULT. The authorization contained in this Section is not intended to impose any duty or obligation on the LENDER to perform any action or make any advancement on behalf of any or all of the BORROWERS and is intended to be for the sole benefit and protection of the LENDER.

Section 2.13. Cross-Guaranty; Waiver Of Suretyship Defenses; Subordination.

Section 2.13.1. Cross-Guaranty. Each BORROWER guarantees to the LENDER the payment in full of all of the OBLIGATIONS of the other BORROWERS and further guarantees the due performance by the other BORROWERS of their respective duties and covenants made in favor of the LENDER hereunder and under the other LOAN DOCUMENTS. Each BORROWER agrees that neither this cross guaranty nor the joint and several liability of the BORROWERS provided in this AGREEMENT nor the LENDER’S liens and rights in any of the COLLATERAL shall be impaired or affected by any modification, supplement, extension or amendment of any contract or agreement to which the parties hereto may hereafter agree, nor by any modification, release or other alteration of any of the rights of the LENDER with respect to any of the COLLATERAL, nor by any delay, extension of time, renewal, compromise or other indulgence granted by the LENDER with respect to any of the OBLIGATIONS, nor by any other agreements or arrangements whatever with the other BORROWERS or with any other PERSON, each BORROWER hereby waiving all notice of any such delay, extension, release, substitution, renewal, compromise or other indulgence, and hereby consenting to be bound thereby as fully and effectively as if it had expressly agreed thereto in advance. The liability of each BORROWER hereunder is direct and unconditional as to all of the OBLIGATIONS, and may be enforced without requiring the LENDER first to resort to any other right, remedy or security.

Section 2.13.2. Postponement Of Subrogation. Until all of the OBLIGATIONS are paid in full, no BORROWER shall have any right of subrogation, reimbursement or indemnity whatsoever, nor any right of recourse to security for any of the OBLIGATIONS, and nothing shall discharge or satisfy the liability of a BORROWER hereunder, until the full, final and absolute payment and performance of all of the OBLIGATIONS at any time after all commitments of the LENDER under this AGREEMENT are terminated. Any and all present and future debts and obligations of each BORROWER to each other BORROWER are hereby waived and postponed in favor of and subordinated to the full payment and performance of all present and future OBLIGATIONS.

Section 2.13.3. Subordination. Each BORROWER hereby subordinates any claims (other than claims evidenced by notes which have been assigned and delivered to the LENDER), including, without limitation, any other right of payment, subrogation, contribution and indemnity that it may have from or against the other BORROWERS, and any successor or assign of the other BORROWER, including, without limitation, any trustee, receiver or debtor-in-possession, howsoever arising, due or owing and whether heretofore, now or hereafter existing, to all of the OBLIGATIONS of the other BORROWERS to the LENDER.

Section 2.14. Joint And Several Liability; Appointment Of Agent. Notwithstanding anything to the contrary contained herein, the BORROWERS shall be jointly and severally liable to the LENDER for all OBLIGATIONS, regardless of whether such OBLIGATIONS arise as a result of credit extensions to one BORROWER, it being stipulated and agreed that the LOAN, the LETTERS OF CREDIT, and all of the credit extensions hereunder to one BORROWER inure to the benefit of all BORROWERS, and that the LENDER is relying on the joint and several liability of the BORROWERS in extending the LOAN and in issuing any of the LETTERS OF CREDIT and in providing credit hereunder. To facilitate the administration of the LOAN, AVATECH SUBSIDARY hereby irrevocably appoints AVATECH as its true and lawful agent and attorney-in-fact with full power and authority to execute, deliver and acknowledge, as appropriate, all LOAN DOCUMENTS or certificates from time to time deemed necessary or appropriate by the LENDER in connection with the LOAN, any LETTERS OF CREDIT, or the issuance or administration of any of the other OBLIGATIONS. This power-of-attorney is coupled with an interest and cannot be revoked, modified or amended without the prior written consent of the LENDER. Upon the request of the LENDER, AVATECH SUBSIDIARY shall execute, acknowledge and deliver to the LENDER a form of power of attorney confirming and restating the power-of-attorney granted herein.

ARTICLE 3.

SECURITY FOR THE OBLIGATIONS

The payment, performance and satisfaction of the OBLIGATIONS shall be secured by the following assurances of payment and security.

Section 3.1. Grant Of Security Interest. In order to secure the repayment and performance of all OBLIGATIONS, both currently existing and arising in the future, each of the BORROWERS grants to the LENDER an immediate and continuing security interest in and to the COLLATERAL. Each of the BORROWERS further pledges, hypothecates and grants to the LENDER a continuing security interest in and to, all amounts that may be owing at any time and from time to time by the LENDER to any of the BORROWERS in any capacity, including but not limited to any balance or share belonging to any of the BORROWERS of any deposit or other account with the LENDER, which security interest shall be independent of and in addition to any right of set-off to which the LENDER may be entitled.

Section 3.2. Proceeds And Products. The LENDER’S security interests provided for herein shall apply to the proceeds, including but not limited to insurance proceeds, and the products of the COLLATERAL.

Section 3.3. Priority Of Security Interests. Each of the security interests, pledges, and liens granted by each of the BORROWERS to the LENDER pursuant to any of the LOAN DOCUMENTS shall be perfected first priority security interests, pledges, and liens, with the exception of the LENDER’S security interest in INVENTORY purchased by the BORROWERS from Autodesk, Inc., and in proceeds of such INVENTORY generated on a liquidation or foreclosure sale of such INVENTORY by Autodesk, Inc., as to which the security interest of the LENDER shall constitute a second priority security interest subject only to the first priority security interest of Autodesk, Inc.

Section 3.4. Future Advances. The security interests, liens, and pledges granted by each of the BORROWERS to the LENDER pursuant to the LOAN DOCUMENTS shall secure all current and all future advances made by the LENDER to the BORROWERS, or for the account or benefit of any of the BORROWERS, and the LENDER may advance or readvance upon repayment by any of the BORROWERS all or any portion of the sums loaned to the BORROWERS and any such advance or readvance shall be fully secured by the security interests, liens, and pledges created by the LOAN DOCUMENTS.

Section 3.5. Receivable Collections. Each of the BORROWERS shall deposit into the COLLECTION ACCOUNT, immediately upon receipt thereof, all cash, checks, drafts, and other instruments for the payment of money, properly endorsed, which have been received by it in full or partial payment of any RECEIVABLE. Prior to any such deposit by any of the BORROWERS into the COLLECTION ACCOUNT, none of the BORROWERS will commingle such items of payment with any of its other funds or property but will hold them separate and apart. In addition, each of the BORROWERS shall instruct all of its ACCOUNT DEBTORS to make all payments on its RECEIVABLES to a post office box in which the LENDER alone shall have sole access (“LOCK BOX”). If payment of any BORROWER’S RECEIVABLES is paid into the LOCK BOX the LENDER shall, on each BUSINESS DAY, withdraw the items of payment from the LOCK BOX and deposit them into either the COLLECTION ACCOUNT or the COMMERCIAL ACCOUNT, as determined by the LENDER. The LENDER, from time to time, shall apply all of the collected funds held in the COLLECTION ACCOUNT toward payment of all or any part of the OBLIGATIONS, whether or not then due, in such order of application as the LENDER may determine. The LENDER shall have no obligation to provide any provisional or other credit for any deposited funds which are not collected funds free of any rights of return.

Section 3.6. Collection Of Receivables By Lender. The LENDER shall have the right during any continuing DEFAULT or EVENT OF DEFAULT to send notices of assignment or notices of the LENDER’S security interest to any and all ACCOUNT DEBTORS or any third party holding or otherwise concerned with any of the COLLATERAL, and thereafter the LENDER shall have the sole right to collect the RECEIVABLES and to take possession of the COLLATERAL and RECORDS relating thereto. All of the LENDER’S collection expenses shall be charged to the BORROWERS’ accounts and added to the OBLIGATIONS. During any continuing DEFAULT or EVENT OF DEFAULT the LENDER shall have the right to receive, indorse, assign and deliver in the LENDER’S name or the name of any of the BORROWERS any and all checks, drafts and other instruments for the payment of money relating to the RECEIVABLES, and each of the BORROWERS hereby waives notice of presentment, protest and non-payment of any instrument so endorsed. If the LENDER is collecting the RECEIVABLES, each of the BORROWERS hereby constitutes the LENDER or the LENDER’S designee as its attorney-in-fact with power with respect to the RECEIVABLES: (a) to indorse its name upon all notes, acceptances, checks, drafts, money orders or other evidences of payment of COLLATERAL that may come into the LENDER’S possession; (b) to sign its name on any invoices relating to any of the RECEIVABLES, drafts against ACCOUNT DEBTORS, assignments and verifications of RECEIVABLES and notices to ACCOUNT DEBTORS; (c) to send verifications of RECEIVABLES to any ACCOUNT DEBTOR; (d) to notify the Post Office to change the address for delivery of mail addressed to it to such address as the

LENDER may designate; (e) to receive and open all mail addressed to it and to remove therefrom all cash, checks, drafts and other payments of money; and (f) to do all other acts and things necessary, proper, or convenient to carry out the terms and conditions and purposes and intent of this AGREEMENT. All acts of such attorney or designee are hereby ratified and approved, and such attorney or designee shall not be liable for any acts of omission or commission, nor for any error of judgment or mistake of fact or law in accordance with this AGREEMENT, with the exception of acts arising from actual fraud or gross and wanton negligence. The power of attorney hereby granted, being coupled with an interest, is irrevocable while any of the OBLIGATIONS remain unpaid. The LENDER, without notice to or consent from any of the BORROWERS, may sue upon or otherwise collect, extend the time of payment of or compromise or settle for cash, credit or otherwise upon any terms, any of the RECEIVABLES or any securities, instruments or insurances applicable thereto or release the obligor thereon. The LENDER is authorized and empowered to accept the return of the goods represented by any of the RECEIVABLES, without notice to or consent by any of the BORROWERS, all without discharging or in any way affecting the liability of any of the BORROWERS under the LOAN DOCUMENTS. The LENDER does not, by anything herein or in any assignment or otherwise, assume any of the obligations of any of the BORROWERS under any contract or agreement assigned to the LENDER, and the LENDER shall not be responsible in any way for the performance by any of the BORROWERS of any of the terms and conditions thereof.

Section 3.7. Maintenance Of Principal Accounts. As further security for the OBLIGATIONS, each of the BORROWERS shall maintain its principal transaction and deposit accounts with the LENDER.

Section 3.8. Guaranty Agreements. Each GUARANTOR shall execute and deliver a GUARANTY AGREEMENT which shall guarantee, among other things, the absolute full payment and performance by the BORROWERS of the OBLIGATIONS. TLC shall execute and deliver to the LENDER a Security Agreement pursuant to which TLC shall grant to the LENDER a lien and security interest in and to all tangible and intangible assets of TLC.

Section 3.9. Assignment Of Life Insurance. The BORROWERS shall deliver and cause to be assigned to the LENDER an original life insurance policy acceptable to the LENDER on the life of each of Donald R. Walsh and W. Scott Harris in an amount not less than Five Hundred Thousand Dollars ($500,000.00) issued by an insurer acceptable to the LENDER, which policies and assignments are to be furnished after CLOSING pursuant to the Post Closing Agreement of even date herewith from the BORROWERS to the LENDER.

Section 3.10. Further Assurances. Each of the BORROWERS will, at its expense, promptly execute and deliver all further instruments and documents and take all further action that may be necessary or desirable or that the LENDER may request from time to time in order: (a) to perfect and protect the security interests to be created hereby; (b) to enable the LENDER to exercise and enforce its rights and remedies hereunder in respect of the COLLATERAL; or (c) otherwise to effect the purposes of this AGREEMENT, including, without limitation: (i) upon such BORROWER’S acquisition thereof, delivering to the LENDER each item of CHATTEL PAPER of the BORROWER, (ii) if any RECEIVABLES are evidenced by an INSTRUMENT delivering and pledging to the LENDER such INSTRUMENT duly endorsed and accompanied by executed instruments of transfer or assignment, all in form and substance satisfactory to the LENDER, (iii) executing and filing such financing statements or amendments thereto as may be necessary or desirable or that the LENDER may request in order to perfect and preserve the security interests purported to be created hereby, (iv) upon the acquisition after the date hereof by such BORROWER of any EQUIPMENT covered by a certificate of title or ownership, cause the LENDER to be listed as the lienholder on such certificate of title and within sixty (60) days of the acquisition thereof deliver evidence of the same to the LENDER, and (v) upon the acquisition after the date hereof of any asset for which an assignment, pledge, mortgage, or other document is required to be filed in order to grant or perfect a lien therein for the benefit of the LENDER, execute and deliver to the LENDER such assignment, pledge, mortgage, or other INSTRUMENT within thirty (30) days of the acquisition thereof. If any of the BORROWERS fails to execute any instrument or document described above within five (5) BUSINESS DAYS of being requested to do so by the LENDER, each of the BORROWERS hereby appoints the LENDER or any officer of the LENDER as such BORROWER’S attorney in fact for purposes of executing such instruments or documents in such BORROWER’S name, place and stead, which power of attorney shall be considered as coupled with an interest and irrevocable.

ARTICLE 4.

REPRESENTATIONS AND WARRANTIES

To induce the LENDER to extend the LOAN and to enter into this AGREEMENT, each of the BORROWERS makes the representations and warranties set forth in this Article 4. Each of the BORROWERS acknowledges the LENDER’S justifiable right to rely upon these representations and warranties.

Section 4.1. Accuracy Of Information. All information submitted by or on behalf of any of the BORROWERS or any GUARANTOR in connection with any of the OBLIGATIONS is true, accurate and complete in all material respects as of the date made and contain no knowingly false, incomplete or misleading statements.

Section 4.2. No Litigation. There are no actions, suits, investigations, or proceedings pending or, to the knowledge of either the BORROWERS, threatened against any of the BORROWERS or the assets of any of the BORROWERS, except as specifically disclosed on Schedule 4.2 attached hereto.

Section 4.3. No Liability Or Adverse Change. None of the BORROWERS has any direct or contingent liability known to any of the BORROWERS and not previously disclosed to the LENDER, nor does any of the BORROWERS know of or have any reason to expect any material adverse change in any BORROWER’S assets, liabilities, properties, business, or condition, financial or otherwise.

Section 4.4. Title To Collateral. Each of the BORROWERS has good and marketable title to the COLLATERAL. The liens granted by each of the BORROWERS to the LENDER in the COLLATERAL will have the priority required by the LOAN DOCUMENTS.

Section 4.5. Authority: Approvals And Consents.

Section 4.5.1. Authority. Each of the BORROWERS has the legal authority to enter into each of the LOAN DOCUMENTS and to perform, observe and comply with all of such BORROWER’S agreements and obligations thereunder, including, without limitation the borrowings contemplated hereby.

Section 4.5.2. Approvals. The execution and delivery by each of the BORROWERS of each of the LOAN DOCUMENTS, the performance by each of the BORROWERS of all of its agreements and obligations under the LOAN DOCUMENTS, and the borrowings contemplated by this AGREEMENT, have been duly authorized by all necessary action on the part of each BORROWER and do not and will not (v) contravene any provision of the organizational documents of any of the BORROWERS; (vi) conflict with, or result in a breach of the terms, conditions or provisions of, or constitute a default under, or result in the creation of any lien upon any of the property of any of the BORROWERS under any agreement, trust deed, indenture, mortgage or other instrument to which any of the BORROWERS is a party or by which any of the BORROWERS or any property of any of the BORROWERS is bound or affected (except for liens created for the benefit of the LENDER); (vii) violate or contravene any provision of any LAW, rule or regulation (including, without limitation, Regulations G, T, U or X of the Board of Governors of the Federal Reserve System) or any order, ruling or interpretation thereunder or any decree, order of judgment of any court or governmental or regulatory authority, bureau, agency or official (all as from time to time in effect and applicable to any of the BORROWERS); or (viii) require any waivers, consents or approvals by any of the creditors of any of the BORROWERS.

Section 4.5.3. Consents. Other than filings and recordings required to perfect the security interests and liens granted hereunder, no approval, consent, order, authorization or license by, or giving notice to, or taking any other action with respect to, any governmental or regulatory authority or agency is required for the execution and delivery by any of the BORROWERS of the LOAN DOCUMENTS or for the performance by each of the BORROWERS of any of the agreements and obligations thereunder.

Section 4.6. Binding Effect Of Documents. Etc. Each of the LOAN DOCUMENTS which each of the BORROWERS has executed and delivered as contemplated and required to be executed and delivered as of the date of CLOSING by this AGREEMENT, has been duly executed and delivered by each BORROWER and is the legal, valid and binding obligation of each BORROWER and is enforceable against each BORROWER in accordance with all stated terms.

Section 4.7. Other Names. None of the BORROWERS has changed its name, been the surviving entity in a merger, or changed the location of its chief executive office within the last twelve (12) years, except as is disclosed on Schedule 4.7 attached hereto. None of the BORROWERS trades under any trade or fictitious names except as set forth on Schedule 4.7.

Section 4.8. No Events Of Default. There does not currently exist any action, event, or condition which presently constitutes a DEFAULT or an EVENT OF DEFAULT.

Section 4.9. Guaranty Agreements. The GUARANTY AGREEMENTS are the valid and binding obligation of the GUARANTOR and are fully enforceable against the GUARANTOR in accordance with all outstanding terms.

Section 4.10. Taxes. Each of the BORROWERS: (a) has filed all federal, state and local tax returns and other reports which such BORROWER is required by LAW to file prior to the date hereof and which are material to the conduct of the business of such BORROWER; (b) has paid or caused to be paid all taxes, assessments and other governmental charges that are due and payable prior to the date hereof; and (c) has made adequate provision for the payment of such taxes, assessments or other charges accruing but not yet payable. None of the BORROWERS has any knowledge of any deficiency or additional assessment in connection with any taxes, assessments or charges not provided for on such BORROWER’S books of account or reflected in such BORROWER’S financial statements.

Section 4.11. Compliance With Laws. Each of the BORROWERS has complied in all material respects with all applicable LAWS, including, but not limited to, all LAWS with respect to: (a) all restrictions, specifications, or other requirements pertaining to products that it sells or to the services it performs; (b) the conduct of its business; and (c) the use, maintenance, and operation of the real and personal properties owned or leased by it in the conduct of its business.

Section 4.12. Chief Place Of Business. The chief executive office, chief place of business, and the place where each of the BORROWERS keeps its RECORDS concerning the COLLATERAL is set forth on Schedule 4.12 attached hereto.

Section 4.13. Location Of Inventory. The INVENTORY is and shall be kept solely at the BORROWERS’ locations set forth on Schedule 4.13 attached hereto, and shall not be moved, sold or otherwise disposed of without prior notification to the LENDER, except for sales of INVENTORY to ACCOUNT DEBTORS in the ordinary course of the BORROWERS’ businesses. None of the INVENTORY is stored with or in the possession of any bailee, warehouseman, or other similar PERSON, except as specifically disclosed on Schedule 4.13 attached hereto.

Section 4.14. No Subsidiaries. None of the BORROWERS has any SUBSIDIARIES, except that AVATECH SOLUTIONS and TLC are wholly-owned subsidiaries of AVATECH.

Section 4.15. No Labor Agreements. None of the BORROWERS is subject to any collective bargaining agreement or any agreement, contract, decree or order requiring it to recognize, deal with or employ any PERSONS organized as a collective bargaining unit or other form of organized labor.

Section 4.16. Eligible Accounts. Each ACCOUNT which any of the BORROWERS contends should be included in the calculation of the BORROWING BASE from time to time will be an ELIGIBLE ACCOUNT. At the time each ELIGIBLE ACCOUNT is listed on or included in (whether singularly or in the aggregate with other ELIGIBLE ACCOUNTS) a schedule or report delivered to the LENDER to be included in the calculation of the BORROWING BASE, all of such ELIGIBLE ACCOUNTS will have been generated in compliance with such BORROWER’S normal credit policies as historically in effect (or as modified from time to time on prior written notice of the LENDER), or on such other reasonable terms disclosed in writing to the LENDER in advance of the creation of such ACCOUNTS, and such terms shall be expressly set forth on the face of all invoices.

Section 4.17. Approvals. Each of the BORROWERS possesses all franchises, approvals, licenses, contracts, merchandising agreements, merchandising contracts and governmental approvals, registrations and exemptions necessary for it lawfully to conduct its business and operation as presently conducted and as anticipated to be conducted after CLOSING.

Section 4.18. Financial Statements. The financial statements of each of the BORROWERS which have been delivered to the LENDER prior to the date of this AGREEMENT, fairly present the financial conditions of the BORROWERS as of the respective dates thereof and the results and operations of the BORROWERS for the fiscal periods ended on such respective dates, all in accordance with G.A.A.P. None of the BORROWERS has any direct or contingent liability or obligation known to any of the BORROWERS and not disclosed on the financial statements delivered to the LENDER or disclosed on Schedule 4.19 hereto. There has been no adverse change in the financial condition of any of the BORROWERS since the financial statements of the BORROWERS dated September 30, 2005, and none of the BORROWERS knows of or has any reason to expect any material adverse change in the assets, liabilities, properties, business, or condition, financial or otherwise, of any of the BORROWERS.

Section 4.19. Solvency. Each of the BORROWERS will be SOLVENT both before and after CLOSING, after giving full effect to the OBLIGATIONS and all of the BORROWERS’ respective liabilities.

Section 4.20. Fair Labor Standards Act. Each of the BORROWERS has complied in all material respects with the Fair Labor Standards Act of 1938, as amended.

Section 4.21. Employee Benefit Plans.

Section 4.21.1. Compliance. Each of the BORROWERS and its ERISA AFFILIATES are in compliance in all material respects with all applicable provisions of ERISA and the regulations thereunder and of the CODE with respect to all EMPLOYEE BENEFIT PLANS.

Section 4.21.2. Absence Of Termination Event. No TERMINATION EVENT has occurred or is reasonably expected to occur with respect to any GUARANTEED PENSION PLAN.

Section 4.21.3. Actuarial Value. The actuarial present value (as defined in Section 4001 of ERISA) of all benefit commitments (as defined in Section 4001 of ERISA) under each GUARANTEED PENSION PLAN does not exceed the assets of that plan.

Section 4.21.4. No Withdrawal Liability. None of the BORROWERS nor any of their ERISA AFFILIATES has incurred or reasonably expects to incur any withdrawal liability under ERISA in connection with any MULTIEMPLOYER PLANS.

Section 4.22. Environmental Conditions.

Section 4.22.1. Existence Of Permits. Each of the BORROWERS has obtained all legally required permits, licenses, variances, clearances and all other necessary approvals (collectively, the “EPA PERMITS”) for use of the FACILITIES and the operation and conduct of its business from all applicable federal, state, and local governmental authorities, utility companies or development-related entities including, but not limited to, any and all appropriate Federal or State environmental protection agencies and other county or city departments, public water works and public utilities in regard to the use of the FACILITIES, the operation and conduct of its business, and the handling, transporting, treating, storage, disposal, discharge, or RELEASE of REGULATED SUBSTANCES, if any, into, on or from the environment (including, but not limited to, any air, water, or soil).

Section 4.22.2. Compliance With Permits. Each issued EPA PERMIT is in full force and effect, has not expired or been suspended, denied or revoked, and is not under challenge by any PERSON. Each of the BORROWERS is in compliance in all material aspects with each issued EPA PERMIT.

Section 4.22.3. No Litigation. None of the BORROWERS nor any of the FACILITIES is subject to any private or governmental litigation, or to the knowledge of any of the BORROWERS, threatened litigation, lien or judicial or administrative notice, order or action involving any of the BORROWERS or any of the FACILITIES relating to REGULATED SUBSTANCES or environmental problems, impairments or liabilities.

Section 4.22.4. No Releases. To the best knowledge of each of the BORROWERS, there has been no RELEASE into, on or from any of the FACILITIES and no REGULATED SUBSTANCES are located on or have been treated, stored, processed, disposed of, handled or transported to or from, any of the FACILITIES in violation of any ENVIRONMENTAL LAWS. To the best knowledge of each of the BORROWERS, no REGULATED SUBSTANCES have been treated, stored, disposed, RELEASED, located, discharged, possessed, managed, processed, or otherwise handled in the operation or conduct of any BORROWER’S business in violation of any ENVIRONMENTAL LAWS. Each of the BORROWERS has complied in all material respects with all ENVIRONMENTAL LAWS affecting the FACILITIES and each BORROWER’S business.

Section 4.22.5. Transportation. None of the BORROWERS transports, in any manner, any REGULATED SUBSTANCES except in the ordinary course of such BORROWER’S business in material compliance with all ENVIRONMENTAL LAWS.

Section 4.22.6. No Violation Notices. No BORROWER has received any notices that any REGULATED SUBSTANCES transported from any FACILITY have been disposed of in violation of any ENVIRONMENTAL LAWS.

Section 4.22.7. No Notice Of Violations. No BORROWER has received written notice of any circumstances which would be likely to result in any obligation under any ENVIRONMENTAL LAW to investigate or remediate any REGULATED SUBSTANCES in, on or under any of the FACILITIES.

ARTICLE 5.

AFFIRMATIVE COVENANTS

Each of the BORROWERS agrees during the term of this AGREEMENT and while any OBLIGATIONS are outstanding and unpaid to do and perform each of the acts and promises set forth in this Article 5:

Section 5.1. Payment. All OBLIGATIONS shall be paid in full when and as due.

Section 5.2. Insurance. Each of the BORROWERS shall obtain and maintain such insurance coverages as are reasonable, customary and prudent for businesses engaged in activities similar to the business activities of the BORROWERS. Without limitation to the foregoing, each of the BORROWERS shall maintain for all of its assets and properties, whether real, personal, or mixed and including but not limited to the COLLATERAL, fire and extended coverage casualty insurance in amounts satisfactory to the LENDER and sufficient to prevent any co-insurance liability (which amount shall be the full insurable value of the assets and properties insured unless the LENDER in writing agrees to a lesser amount), naming the LENDER as sole loss payee with respect to the COLLATERAL, with insurance companies and upon policy forms containing standard mortgagee clauses which are acceptable to and approved by the LENDER. Each of the BORROWERS shall submit to the LENDER the originals of the casualty insurance policies and paid receipts evidencing payment of the premiums due on the same. The casualty insurance policies shall be endorsed so as to make them noncancellable unless thirty (30) days prior notice of cancellation is provided to the LENDER. The proceeds of any insured loss shall be applied by the LENDER to the OBLIGATIONS, in such order of application as determined by the LENDER, unless the LENDER in its sole discretion permits the use thereof to repair or replace damaged or destroyed COLLATERAL.

Section 5.3. Books And Records. Each of the BORROWERS shall notify the LENDER in writing if any of the BORROWERS modifies or changes its method of accounting or enters into, modifies, or terminates any agreement presently existing, or at any time hereafter entered into with any third party accounting firm for the preparation and/or storage of any BORROWER’S accounting records.

Section 5.4. Collection Of Accounts; Sale Of Inventory. Each of the BORROWERS shall only collect its RECEIVABLES and sell its INVENTORY in the ordinary course of its business.

Section 5.5. Notice Of Litigation And Proceedings. Each of the BORROWERS shall give prompt notice to the LENDER of any action, suit, citation, violation, direction, notice or proceeding before any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, affecting any of the BORROWERS, or the assets or properties thereof, which, if determined adversely to any of the BORROWERS: (a) could require any or all of the BORROWERS to pay over more than Fifty Thousand Dollars ($50,000.00) or deliver assets the value of which exceeds that sum (whether or not the claim is considered to be covered by insurance); or (b) could reasonably be expected to have a material adverse effect upon the financial condition or business operations of any of the BORROWERS.

Section 5.6. Payment Of Liabilities To Third Persons. Each of the BORROWERS shall pay when and as due, or within applicable grace periods (but shall not prepay in advance of any stated payment schedule), all liabilities due to third persons, except when the amount thereof is being contested in good faith by appropriate proceedings and with adequate reserves therefor being set aside.

Section 5.7. Notice Of Change Of Business Location. Each of the BORROWERS shall notify the LENDER thirty (30) days in advance of: (a) any change in the location of its existing offices or place of business; (b) the establishment of any new, or the discontinuation of any existing, place of business; and (c) any change in or addition to the locations at which the COLLATERAL is kept. Prior to moving any COLLATERAL to any location not owned by it (other than deliveries to ACCOUNT DEBTORS of sold or leased items), each of the BORROWERS shall obtain and deliver to the LENDER an agreement, in form and substance acceptable to the LENDER, pursuant to which the owner of such location shall: (a) subordinate any rights which it may have, or thereafter may obtain, in any of the COLLATERAL to the rights and security interests of the LENDER in the COLLATERAL; and (b) allow the LENDER access to the COLLATERAL in order to remove the COLLATERAL from such location. In the event any COLLATERAL is stored with a warehousemen or other bailee, and the COLLATERAL is evidenced by a negotiable document of title, each of the BORROWERS shall immediately deliver the document of title to the LENDER.

Section 5.8. Payment Of Taxes. Each of the BORROWERS shall pay or cause to be paid when and as due all taxes, assessments and charges or levies imposed upon it or on any of its property or which it is required to withhold and pay over to the taxing authority or which it must pay on its income, except where contested in good faith, by appropriate proceedings and at its own cost and expense; provided, however, that none of the BORROWERS shall be deemed to be contesting in good faith by appropriate proceedings unless: (a) such proceedings operate to prevent the taxing authority from attempting to collect the taxes, assessments or charges; (b) the COLLATERAL is not subject to sale, forfeiture or loss during such proceedings; (c) such BORROWER’S contest does not subject the LENDER to any claim by the taxing authority or any other person; (d) such BORROWER establishes appropriate reserves, satisfactory to the LENDER in its sole discretion, for the payment of all taxes, assessments, charges, levies, legal fees, court costs and other expenses for which such BORROWER would be liable if unsuccessful in the contest; (e) such BORROWER prosecutes the contest continuously to its final conclusion; and (f) at the conclusion of the proceedings, such BORROWER promptly pays all amounts determined to be payable, including but not limited to all taxes, assessments, charges, levies, legal fees and court costs.

Section 5.9. Inspections Of Records. Each of the BORROWERS shall permit representatives of the LENDER access to each BORROWER’S places of business, at intervals and at such times as determined by the LENDER, to inspect the COLLATERAL and to review and make extracts from or photocopies of the books and records of each of the BORROWERS. Each of the BORROWERS agrees to pay to the LENDER the audit fees and other expenses incurred by the LENDER in connection with such inspections.

Section 5.10. Notice Of Events Affecting Collateral; Compromise Of Receivables; Returned Or Repossessed Goods. Each of the BORROWERS shall promptly report to the LENDER: (a) any reclamation, return or repossession of goods; (b) all claims or disputes asserted by any ACCOUNT DEBTOR or other obligor involving in excess of Twenty-Five Thousand Dollars (525,000.00); (c) termination or other material change in the BORROWER’S supplier agreement with Autodesk, Inc.; (d) all matters materially affecting the value, enforceability or collectibility of any COLLATERAL having a value, in the aggregate, exceeding Twenty-Five Thousand Dollars ($25,000.00). Without the LENDER’S consent, none of the BORROWERS shall compromise or adjust any of the RECEIVABLES which have been included by any of the BORROWERS in the determination of the BORROWING BASE, extend the time for payment thereof, or grant any additional discounts, allowances or credits thereon; provided, however, that any of the

BORROWERS may grant, in the ordinary course of business, to any party obligated on any of the RECEIVABLES, any rebate, refund, or adjustment to which such party may be lawfully entitled, and may accept, in connection therewith, the return of goods, sale, or lease of which shall have given rise to such RECEIVABLES. If any goods, the sale of which has resulted in RECEIVABLES included in determining the BORROWING BASE, are returned by the ACCOUNT DEBTOR for credit or repossessed by any of the BORROWERS, the BORROWERS shall receive and hold such goods as trustee for the LENDER and as additional security for the payment of the OBLIGATIONS, and make disposition thereof as required by the LENDER.

Section 5.11. Documentation Of Collateral. Each of the BORROWERS agrees that upon the request of the LENDER, each of the BORROWERS will provide the LENDER with: (a) written statements or schedules identifying and describing the COLLATERAL, and all additions, substitutions, and replacements thereof, in such detail as the LENDER may require; (b) copies of ACCOUNT DEBTORS’ invoices or billing statements; (c) evidence of shipment or delivery of goods or merchandise to or performance of services for ACCOUNT DEBTORS; and (d) such other schedules and information as the LENDER reasonably may require. The items to be provided under this Section shall be in form satisfactory to the LENDER and are to be executed and delivered to the LENDER from time to time solely for the LENDER’S convenience in maintaining RECORDS of the COLLATERAL. The failure of any of the BORROWERS to give any of such items to the LENDER shall not affect, terminate, modify or otherwise limit the LENDER’S security interests in the COLLATERAL. The LENDER shall have the right, at any time and from time to time, to verify the eligibility of the BORROWERS’ RECEIVABLES, including obtaining verification of the RECEIVABLES directly from ACCOUNT DEBTORS.

Section 5.12. Reporting Requirements. The BORROWERS shall submit the following items to the LENDER:

Section 5.12.1. Receivables And Accounts Payable Reports. On or before the 15th day of each calendar month: (i) a RECEIVABLES report and aging; and (ii) an accounts payable report and aging, both in form reasonably acceptable to the LENDER and containing such information as the LENDER may specify from time to time. Such reports shall be accompanied by such reports, copies of sales journals, remittance reports, and other documentation as the LENDER may reasonably request from time to time.

Section 5.12.2. Borrowing Base Report. Once each month, or more frequently if requested by the LENDER, a collateral and loan report in such form and content as may be specified by the LENDER from time to time.

Section 5.12.3. Monthly Financial Statements. As soon as available and in any event within twenty-five (25) calendar days after the end of each calendar month, AVATECH shall submit to the LENDER a consolidated and consolidating balance sheet of AVATECH and its SUBSIDIARIES as of the end of such month and a consolidated and consolidating statement of income and retained earnings of AVATECH and its SUBSIDIARIES for such month, and a consolidated and consolidating statement of cash flow of AVATECH and its SUBSIDIARIES for such month, all in reasonable detail and stating in comparative form the respective consolidated and consolidating figures for the corresponding date and period in the previous FISCAL YEAR and all prepared in accordance with G.A.A.P. and certified by the Chief Financial Officer of each of the BORROWERS (subject to quarter-end and year-end adjustment).

Section 5.12.4. Annual Financial Statements. As soon as available and in any event within ninety (90) calendar days after the end of each FISCAL YEAR of AVATECH, AVATECH shall submit to the LENDER a consolidated and consolidating balance sheet of AVATECH and its SUBSIDIARIES as of the end of such FISCAL YEAR and a consolidated and consolidating statement of income and retained earnings of AVATECH and its SUBSIDIARIES for such FISCAL YEAR, and a consolidated and consolidating statement of cash flow of AVATECH and its SUBSIDIARIES for such FISCAL YEAR, all in reasonable detail and stating in comparative form the respective consolidated and consolidating figures for the corresponding date and period in the prior FISCAL YEAR and all prepared in accordance with G.A.A.P. and accompanied by an audited opinion thereon acceptable to the LENDER by independent accountants selected by each of the BORROWERS and acceptable to the LENDER. In addition, on an annual basis, as soon as available, the BORROWERS shall supply the LENDER with copies of its federal and state income tax returns, certified as true, correct, and complete by the chief financial officers of the BORROWERS.

Section 5.12.5. SEC And Other Filings. Within five (5) days after the sending, filing, or receipt thereof, copies of: (a) all financial statements, reports, notices and proxy statements that each of the BORROWERS sends to its shareholders; (b) all Forms 10-K, 10-Q and 14A, and all Forms 8K that are material, that each of the BORROWERS renders to or files with the Securities and Exchange Commission, and (c) all registration statements that each of the BORROWERS renders to or files with the Securities And Exchange Commission or any national securities exchange.

Section 5.12.6. Management Letters. Promptly upon receipt thereof, each of the BORROWERS shall submit to the LENDER copies of any reports submitted to any of the BORROWERS or any SUBSIDIARY by independent certified public accountants in connection with the examination of the financial statements of the BORROWERS or any SUBSIDIARY made by such accountants.

Section 5.12.7. Compliance Certificates. Within thirty (30) calendar days after the end of each of the quarters of each FISCAL YEAR of each of the BORROWERS, each of the BORROWERS shall submit to the LENDER certificates (“COMPLIANCE CERTIFICATES”) of the chief financial officers of each of the BORROWERS certifying that: (i) there exists no DEFAULT or EVENT OF DEFAULT, or if a DEFAULT or an EVENT OF DEFAULT exists, specifying the nature thereof, the period of existence thereof and what action such BORROWER proposes to take with respect thereto; (ii) no material adverse change in the condition, financial or otherwise, business, property or results of operations of such BORROWER has occurred since the previous certificate was sent to the LENDER by such BORROWER or, if any such change has occurred, specifying the nature thereof and what action such BORROWER has taken or proposes to take with respect thereto; (iii) all insurance premiums then due have been paid; (iv) all taxes then due have been paid or, for those taxes which have not been paid, a statement of the taxes not paid and a description of such BORROWER’S rationale therefor; (v) no litigation, investigation or proceedings, or injunction, writ or restraining order is pending or threatened or, if any such litigation, investigation, proceeding, injunction, writ or order is pending, describing the nature thereof; and (vi) stating whether or not the BORROWERS are in compliance with the covenants in this AGREEMENT, including a calculation of the financial covenants in the schedule attached to such officers’ certificates in form satisfactory to the LENDER.

Section 5.12.8. Reports To Other Creditors. Promptly after the furnishing thereof, each of the BORROWERS shall submit to the LENDER copies of any statement or report furnished to any other PERSON pursuant to the terms of any indenture, loan, or credit or similar agreement and not otherwise required to be furnished to the LENDER pursuant to any other provisions of this AGREEMENT.

Section 5.12.9. Financial Statement Of Hindman. On an annual basis, the BORROWERS shall cause to be delivered to the LENDER an annual personal financial statement of HINDMAN, in form and substance satisfactory to the LENDER, together with copies of HINDMAN’S federal and state income tax returns.

Section 5.12.10. Management Changes. Each of the BORROWERS shall notify the LENDER immediately of any changes in the personnel holding the positions of either President or Chief Financial Officer of any of the BORROWERS.

Section 5.12.11. General Information. In addition to the items set forth in subparagraphs 5.12.1 through 5.12.10 above, each of the BORROWERS agrees to submit to the LENDER such other information respecting the condition or operations, financial or otherwise, of each of the BORROWERS as the LENDER may reasonably request from time to time.

Section 5.13. Employee Benefit Plans And Guaranteed Pension Plans. Each of the BORROWERS will, and will cause each of its ERISA AFFILIATES to: (a) comply with all requirements imposed by ERISA and the CODE, applicable from time to time to any of its GUARANTEED PENSION PLANS or EMPLOYEE BENEFIT PLANS; (b) make full payment when due of all amounts which, under the provisions of EMPLOYEE BENEFIT PLANS or under applicable LAW, are required to be paid as contributions thereto; (c) not permit to exist any material accumulated funding deficiency, whether or not waived; (d) file on a timely basis all reports, notices and other filings required by any governmental agency with respect to any of its EMPLOYEE BENEFITS PLANS; (e) make any payments to MULTIEMPLOYER PLANS required to be made under any agreement relating to such MULTIEMPLOYER PLANS, or under any LAW pertaining thereto; (f) not amend or otherwise alter any GUARANTEED PENSION PLAN if the effect would be to cause the actuarial present value of all benefit commitments under any GUARANTEED PENSION PLAN to be less than the current value of the assets of such GUARANTEED PENSION PLAN allocable to such benefit commitments; (g) furnish to all participants, beneficiaries and employees under any of the EMPLOYEE BENEFIT PLANS, within the periods prescribed by LAW, all reports, notices and other information to which they are entitled under applicable LAW; and (h) take no action which would cause any of the EMPLOYEE BENEFIT PLANS to fail to meet any qualification requirement imposed by the CODE. As used in this Section, the term “accumulated funding deficiency” has the meaning specified in Section 302 of ERISA and Section 412 of the CODE, and the terms “actuarial present value”, “benefit commitments” and “current value” have the meaning specified in Section 4001 of ERISA.

Section 5.14. Maintenance Of Fixed Assets. Each of the BORROWERS shall maintain and preserve all of its fixed assets in a state of good and efficient working order.

Section 5.15. Consignments. Each of the BORROWERS shall advise the LENDER of all PERSONS to whom it has consigned or assigned INVENTORY for sale or distribution, and the location of the INVENTORY subject to any such consignment or assignment arrangement. Each of the BORROWERS shall: (a) duly and properly file financing statements in all applicable places of public record with respect to each of such consignments or assignments, which filings shall comply with the Uniform Commercial Code and with all other requirements necessary for such BORROWER to protect its interests therein under applicable LAWS; (b) supply the LENDER with prior evidence of such filing and with a financing statement, judgment and tax lien search in the name of the consignee or assignee in all applicable places of public record; and (c) provide written notification to any holder of any security interests in the inventory of the consignee or assignee who has filed a financing statement before such BORROWER files its financing statement, which notice shall state that such BORROWER expects to deliver goods on consignment, shall describe the goods by item or type and which notification shall be received by any such holder within five (5) years before the consignee receives possession of the goods and at five (5) year intervals thereafter.

Section 5.16. Federal Assignment Of Claims Act. Each of the BORROWERS shall notify the LENDER if any RECEIVABLE arises out of a contract with the United States of America, or any department, agency or instrumentality thereof, and shall execute all documents or instruments and shall take all steps or actions required by the LENDER so that all monies due or to become due under such contract are assigned to the LENDER and notice given thereof to the United States in accordance with the requirements of the Federal Assignment of Claims Act, as amended.

Section 5.17. Compliance With Laws. Each of the BORROWERS shall comply in all material respects with all applicable LAWS, including, but not limited to, all LAWS with respect to: (a) all restrictions, specifications, or other requirements pertaining to products that it sells or to the services it performs; (b) the conduct of its business; (c) the use, maintenance, and operation of the real and personal properties owned or leased by it in the conduct of its business; and (d) the obtaining and maintenance of all necessary licenses, franchises, permits and governmental approvals, registrations and exemptions necessary to engage in its business. Without limiting the generality of the preceding sentence, each of the BORROWERS shall: (i) comply in all material respects with, and ensure such compliance by all tenants and subtenants, if any, with, all applicable ENVIRONMENTAL LAWS and obtain and comply in all material respects with and maintain, and ensure that all tenants and subtenants obtain and comply with and maintain, any and all licenses, approvals, notifications, registrations or permits required by applicable ENVIRONMENTAL LAWS; (ii) conduct and complete all investigations, studies, sampling and testing, and all remedial, removal and other actions required under ENVIRONMENTAL LAWS, and promptly comply with all lawful orders and directives of any governmental authority regarding ENVIRONMENTAL LAWS; and (iii) defend, indemnify and hold harmless the LENDER, and its employees, agents, officers and directors, from and against any claims, demands, penalties, fines, liabilities, settlements, damages, costs and expenses of whatever kind or nature known or unknown, contingent or otherwise, arising out of, or in any way relating to the violation of, noncompliance with or liability under any ENVIRONMENTAL LAWS applicable to the operations of each of the BORROWERS, or any orders, requirements or demands of governmental authorities related thereto, including, without limitation, reasonable attorney’s and consultant’s fees, investigation and laboratory fees, response costs, court costs and litigation expenses, except to the extent that any of the foregoing directly result from the gross negligence or willful misconduct of the party seeking indemnification therefor. Each of the BORROWERS agrees to promptly notify the LENDER of any RELEASE of a REGULATED SUBSTANCE on, to or from any FACILITY in violation of any ENVIRONMENTAL LAWS or of any notice received by such BORROWER that such BORROWER or any FACILITY is not in compliance with any ENVIRONMENTAL LAWS.

Section 5.18. Current Ratio. The BORROWERS, on a consolidated basis, shall maintain at all times a current ratio of greater than .75:1.00, measured quarterly at the end of each quarter.

Section 5.19. Quick Ratio. The BORROWERS, on a consolidated basis, shall maintain at all times a QUICK RATIO of greater than .60:1.00, measured quarterly at the end of each quarter.

Section 5.20. Minimum Tangible Net Worth Plus Subordinated Debt. The BORROWERS, on a consolidated basis, shall maintain TANGIBLE NET WORTH of the BORROWERS, plus the principal balance of all SUBORDINATED DEBT, in an amount greater than: (a) as of CLOSING and at all times through and including June 29, 2006, One Hundred Thousand Dollars ($100,000.00); and (b) as of June 30, 2006 and at all times thereafter, Four Hundred Thousand Dollars ($400,000.00), measured quarterly.

Section 5.21. Leverage Ratio. The BORROWERS, on a consolidated basis, shall maintain a LEVERAGE RATIO, measured quarterly, of: (a) less than 50:1 at CLOSING and as of all measurement dates through and including the fiscal quarter ending March 31, 2006; and (b) less than 10:1 as of the fiscal quarter ending June 30, 2006 and at all measurement dates thereafter.

Section 5.22. EBIT/I. The BORROWERS, on a consolidated basis, shall maintain a ratio of EBIT to INTEREST EXPENSE of greater than 2.0:1.0, measured semi-annually on a year-to-date basis at December 31 and June 30 of each year commencing as of December 31, 2005.

Section 5.23. EBITDA Ratio. The BORROWERS, on a consolidated basis, shall maintain a ratio of (a) EBITDA to (b) INTEREST EXPENSE plus the total amount of cash payments of principal on account of LONG TERM DEBT, of greater than 1.00:1.00, measured semi-annually on a year-to-date basis at December 31 and June 30 of each year commencing as of December 31, 2005.

ARTICLE 6.

NEGATIVE COVENANTS

Each of the BORROWERS covenants while any OBLIGATIONS are outstanding and unpaid not to do or to permit to be done or to occur any of the acts or occurrences set forth in this Article 6 without the prior written authorization of the LENDER.

Section 6.1. No Change Of Name, Merger, Etc. No BORROWER shall change its name or enter into any merger, consolidation, reorganization or recapitalization.

Section 6.2. No Sale Or Transfer Of Assets. No BORROWER shall sell, transfer, lease or otherwise dispose of all or any part of the COLLATERAL, or all or any part of any of its other assets, except that INVENTORY may be sold to ACCOUNT DEBTORS in the ordinary course of a BORROWER’S business, and items of equipment may be disposed of in the ordinary course of business so long as they are promptly replaced with new equipment of equal or greater value.

Section 6.3. No Encumbrance Of Assets. No BORROWER shall mortgage, pledge, grant or permit to exist a security interest in or lien upon any of its assets of any kind, now owned or hereafter acquired, except for PERMITTED LIENS.

Section 6.4. No Indebtedness. No BORROWER shall incur, create, assume, or permit to exist any INDEBTEDNESS except: (a) the OBLIGATIONS; and (b) INDEBTEDNESS secured by PERMITTED LIENS.

Section 6.5. Restricted Payments. No BORROWER shall make any RESTRICTED PAYMENTS.

Section 6.6. Transactions With Affiliates. No BORROWER shall make any contract for the purchase of any items from any AFFILIATE or the performance of any services (including employment services) by any

AFFILIATE, unless such contract is on terms which fairly represent generally available terms to be obtained in transactions of a similar nature with independent third PERSONS.

Section 6.7. Loans. Investments And Sale-Leasebacks. No BORROWER shall make any advance, loan, investment, or material acquisition of assets or enter into any sale-leaseback transactions.

Section 6.8. No Acquisition Of Equity In Or Assets Of Third Persons. No BORROWER shall acquire any equity interests in, or all or substantially all of the assets of, any PERSON.

Section 6.9. No Assignment. No BORROWER shall assign or attempt to assign its rights under this AGREEMENT.

Section 6.10. No Alteration Of Structure Or Operations. No BORROWER shall amend or change materially its capital structure or its line or scope of business, nor shall it engage in business ventures other than those in which it is presently engaged.

Section 6.11. Unpermitted Uses Of Loan Proceeds. No BORROWER shall use any part of the proceeds of the LOAN hereunder for any purpose which constitutes a violation of, or is inconsistent with, regulations of the Board of Governors of the Federal Reserve System, including without limitation, the purchase or carrying of (or refinancing of indebtedness originally incurred to purchase or carry) margin securities.

Section 6.12. Long Term Contracts. No BORROWER shall enter into any management contract, employment contract, consulting contract, non-competition contract, service contract or the like, having a term in excess of thirteen (13) months or requiring the payment of any monies by any of the BORROWERS on a date occurring more than thirteen (13) months after the date of such contract with any AFFILIATE.

Section 6.13. Changes In Fiscal Year. No BORROWER shall change its FISCAL YEAR.

Section 6.14. Limitation On Issuance Of Equity Interests. No BORROWER shall issue or sell any equity interest in such BORROWER that, by its terms or by the terms of any security into which it is convertible or exchangeable, is, or upon the happening of an event or passage of time would be: (a) convertible or exchangeable into a liability of such BORROWER; or (b) required to be redeemed or repurchased, including at the option of the holder, in whole or in part, or has, or upon the happening of an event or passage of time would have, a redemption or similar payment due, provided, however, that a BORROWER shall be permitted to issue equity interests in such BORROWER in connection with a transaction to which the LENDER has consented in accordance with the requirements of Section 6.1 or 6.8.

ARTICLE 7.

EVENTS OF DEFAULT

The occurrence of any of the following events shall constitute an EVENT OF DEFAULT.

Section 7.1. Failure To Pay. The failure by any or all of the BORROWERS to pay any of the OBLIGATIONS when and as due.

Section 7.2. Violation Of Covenants. The failure by any or all of the BORROWERS to perform or a violation of any of the covenants or agreements provided in this AGREEMENT or in any of the other LOAN DOCUMENTS.

Section 7.3. Representation Or Warranty. The failure of any representation or warranty made by any or all of the BORROWERS or by any GUARANTOR to be true in any material respect, as of the date made.

Section 7.4. Default Under Loan Documents. A breach of or default by any or all of the BORROWERS under the terms, covenants, and conditions set forth in any other LOAN DOCUMENT.

Section 7.5. Cross-Default. A breach of or default under the terms, covenants, or conditions of any agreement, loan, guaranty, or other transaction of any or all of the BORROWERS or any GUARANTOR with the LENDER or with any other lender.

Section 7.6. Judgments. Any of the BORROWERS or any GUARANTOR shall suffer final judgments for the payment of money aggregating in excess of Ten Thousand Dollars ($10,000.00) and shall not discharge the same within a period of thirty (30) days unless, pending further proceedings, execution has not been commenced or if commenced has been effectively stayed.

Section 7.7. Levy By Judgment Creditor. A judgment creditor of any of the BORROWERS shall obtain possession of any of the COLLATERAL by any means, including but not limited to levy, distraint, replevin or self-help, and the applicable BORROWER shall fail to remedy same within thirty (30) days thereof; or a writ of garnishment is served on the LENDER relating to any of the accounts of any of the BORROWERS maintained by the LENDER.

Section 7.8. Failure To Pay Liabilities. Any of the BORROWERS shall fail to pay any of its debts, in any material amount, due any third PERSON and such failure shall continue beyond any applicable grace period, unless the applicable BORROWER holds a good faith defense to payment and has set aside reasonable reserves for the payment thereof.

Section 7.9. Involuntary Insolvency Proceedings. The institution of involuntary INSOLVENCY PROCEEDINGS against any of the BORROWERS and the failure of any such INSOLVENCY PROCEEDINGS to be dismissed before the earliest to occur of: (a) the date which is ninety (90) days after the institution of such INSOLVENCY PROCEEDINGS; (b) the entry of any order for relief in the INSOLVENCY PROCEEDING or any order adjudicating any or all of the BORROWERS insolvent; or (c) the impairment (as to validity, priority or otherwise) of any security interest or lien of the LENDER in any of the COLLATERAL.

Section 7.10. Voluntary Insolvency Proceedings. The commencement by any of the BORROWERS of INSOLVENCY PROCEEDINGS.

Section 7.11. Insolvency Proceedings Pertaining To Guarantor. The occurrence of any of the events listed in Sections 7.9 and 7.10 above to any GUARANTOR.

Section 7.12. Material Adverse Event. The occurrence of a MATERIAL ADVERSE EVENT.

Section 7.13. Default By Guarantor. The failure by any GUARANTOR to satisfy any obligation imposed upon it in the GUARANTY AGREEMENTS.

Section 7.14. Attempt To Terminate Guaranties. The receipt by the LENDER of notice from a GUARANTOR that the GUARANTOR is attempting to terminate or limit any portion of its obligations under a GUARANTY AGREEMENT.

Section 7.15. ERISA. If any TERMINATION EVENT shall occur and as of the date thereof or any subsequent date, the sum of the various liabilities of any of the BORROWERS and its ERISA AFFILIATES (such liabilities to include, without limitation, any liability to the Pension Benefit Guaranty Corporation (or any successor thereto) or to any other party under Sections 4062, 4063, or 4064 of ERISA or any other provision of LAW and to be calculated after giving effect to the tax consequences thereof) resulting from or otherwise associated with such event exceeds Fifty Thousand Dollars ($50,000.00); or any of the BORROWERS or any of its ERISA AFFILIATES as an employer under any MULTIEMPLOYER PLAN shall have made a complete or partial withdrawal from such MULTIEMPLOYER PLANS and the plan sponsors of such MULTIEMPLOYER PLANS shall have notified such withdrawing employer that such employer has incurred a withdrawal liability requiring a payment in an amount exceeding Fifty Thousand Dollars ($50,000.00).

Section 7.16. Dissolution: Change of Control. The dissolution of any of the BORROWERS, the failure of AVATECH SUBSIDIARY to be a wholly owned SUBSIDIARY of AVATECH, or a CHANGE OF CONTROL of AVATECH.

Section 7.17. Indictment Of Borrowers Or Guarantor. The indictment of any of the BORROWERS or of any GUARANTOR for a felony under any federal, state or other LAW.

Section 7.18. Injunction. The issuance of any injunction against any of the BORROWERS which enjoins or restrains any of the BORROWERS from continuing to conduct any material part of any BORROWER’S business affairs.

Section 7.19. Notice And Cure Rights. Notwithstanding any provision to the contrary set forth in this AGREEMENT, an EVENT OF DEFAULT shall not be deemed to have occurred with respect to the violation of any covenant or requirement contained herein, or the occurrence of any default hereunder other than the failure to pay a monetary amount due (with respect to which there shall be no notice or cure right), excepting the specific provisions of this AGREEMENT excluded in the next succeeding sentence of this Section, until after the LENDER has forward notice of such violation to the BORROWER and the BORROWER has failed to correct such violation within ten (10) calendar days after the date of the sending of such notice. A violation of any of the following sections of this AGREEMENT shall immediately constitute an EVENT OF DEFAULT without the BORROWER having any notice or cure rights: Section 5.1, Sections 6.1 through 6.14 inclusive, and Sections 7.3, 7.5, 7.6, 7.7, 7.9, 7.10, 7.11, 7.16, 7.17 or 7.18.

ARTICLE 8.

RIGHTS AND REMEDIES ON THE

OCCURRENCE OF AN EVENT OF DEFAULT

Section 8.1. Lender’s Specific Rights And Remedies. In addition to all other rights and remedies provided by LAW and the LOAN DOCUMENTS, upon the occurrence of any EVENT OF DEFAULT, the LENDER may: (a) accelerate and call immediately due and payable all or any part of the OBLIGATIONS; (b) seek specific performance or injunctive relief to enforce performance of the undertakings, duties, and agreements provided in the LOAN DOCUMENTS, whether or not a remedy at law exists or is adequate; and (c) exercise any rights of a secured creditor under the Uniform Commercial Code, as adopted and amended in Maryland, including the right to take possession of the COLLATERAL without the use of judicial process or hearing of any kind and the right to require any or all of the BORROWERS to assemble the COLLATERAL at such place as the LENDER may specify.

Section 8.2. Automatic Acceleration. Upon the occurrence of an EVENT OF DEFAULT as described in Sections 7.9 or 7.10 of this AGREEMENT, the OBLIGATIONS shall be automatically accelerated and due and payable without any notice, demand or action of any type on the part of the LENDER.

Section 8.3. Sale Of Collateral. In addition to any other remedy provided herein, upon the occurrence of an EVENT OF DEFAULT, the LENDER, in a commercially reasonable fashion, may sell at public or private sale or otherwise realize upon, in Baltimore, Maryland, or elsewhere, the whole or, from time to time, any part of all COLLATERAL which is personal property, or any interest which any of the BORROWERS may have therein. Pending any such action, the LENDER may collect and liquidate the COLLATERAL. After deducting from the proceeds of sale or other disposition of such COLLATERAL all expenses, including all expenses for legal services, the LENDER shall apply such proceeds toward the satisfaction of the OBLIGATIONS. Any remainder of the proceeds after satisfaction in full of the OBLIGATIONS shall be distributed as required by applicable LAW. Notice of any sale or other disposition (other than sales or other dispositions of COLLATERAL which is perishable or threatens to decline speedily in value or is of a type customarily sold on a recognized market) shall be given to the BORROWERS not less than ten (10) calendar days before the time of any intended public sale or of the time after which any intended private sale or other disposition of the COLLATERAL is to be made, which each of the BORROWERS hereby agrees shall be commercially reasonable notice of such sale or other disposition. The BORROWERS shall assemble, or shall cause to be assembled, at the BORROWERS’ own expense, the COLLATERAL at such place or places as the LENDER shall designate. At any such sale or other disposition, the LENDER may, to the extent permissible under applicable law, purchase the whole or any part of the COLLATERAL, free from any right of redemption on the part of any of the BORROWERS, which right is hereby waived and released to the extent lawfully permitted. Without limiting the generality of any of the rights and remedies conferred upon the LENDER under this Section, the LENDER may, to the full extent permitted by applicable law: (a) enter upon the premises of any of the BORROWERS, exclude therefrom any of the BORROWERS or any PERSON connected therewith, and take immediate possession of the COLLATERAL, either personally or by means of a receiver appointed by a court of competent jurisdiction, using all necessary force to do so; (b) at the LENDER’S option, use, operate, manage, and control the COLLATERAL in any lawful manner; (c) collect and receive all income, revenue, earnings, issues, and profits therefrom; and (d) maintain, alter or remove the COLLATERAL as the LENDER may determine in the LENDER’S discretion.

Section 8.4. Letters Of Credit. Upon the request of the LENDER, at any time after the occurrence of an EVENT OF DEFAULT, the BORROWERS shall immediately deposit in a cash collateral account at the LENDER, over which the LENDER has sole access, an amount equal to the aggregate then undrawn and unexpired amount of all LETTERS OF CREDIT. Amounts held in such cash collateral account shall be applied by the LENDER to the payment of drafts drawn under LETTERS OF CREDIT, and the unused portion thereof after all LETTERS OF CREDIT shall have expired or been fully drawn upon shall be applied to repay the other OBLIGATIONS. After all LETTERS OF CREDIT shall have expired or have been fully drawn upon and all other OBLIGATIONS shall have been paid in full, the balance, if any, in such cash collateral account shall be returned to the BORROWERS. In the event the BORROWERS fail to deposit into the cash collateral account an amount equal to the then undrawn and unexpired amount of all LETTERS OF CREDIT, the LENDER shall be authorized to deposit into such cash collateral account proceeds from the liquidation of the COLLATERAL until the balance in such account equals the aggregate then undrawn and unexpired amount of all LETTERS OF CREDIT.

Section 8.5. Remedies Cumulative. The rights and remedies provided in this AGREEMENT and in the other LOAN DOCUMENTS or otherwise under applicable LAWS shall be cumulative and the exercise of any particular right or remedy shall not preclude the exercise of any other rights or remedies in addition to, or as an alternative of, such right or remedy.

ARTICLE 9.

GENERAL CONDITIONS AND TERMS

Section 9.1. Obligations Are Unconditional. The payment and performance of the OBLIGATIONS shall be the absolute and unconditional joint and several duty and obligation of each of the BORROWERS, and shall be independent of any defense or any rights of set-off, recoupment or counterclaim which any of the BORROWERS might otherwise have against the LENDER. The BORROWERS shall pay the payments of the principal and interest to be made upon the OBLIGATIONS, free of any deductions and without abatement, diminution or set-off other than those herein expressly provided. Until such time as the OBLIGATIONS have been fully paid and performed, none of the BORROWERS shall: (a) suspend or discontinue any payments required by the LOAN DOCUMENTS; and (b) fail to perform and observe all of each BORROWER’S covenants and agreements set forth in the LOAN DOCUMENTS.

Section 9.2. Indemnity. Each of the BORROWERS agrees to defend, indemnify and hold harmless the LENDER and the entities affiliated with the LENDER and all of the LENDER’S and its affiliated entities’ employees, agents, officers and directors, from and against any losses, penalties, fines, liabilities, settlements, damages, costs and expenses, suffered in connection with any claim, investigation, litigation or other proceeding (whether or not the LENDER or an affiliated entity is a party thereto) and the prosecution and defense thereof, arising out of or in any way connected with any LOAN DOCUMENT, including without limitation reasonable attorneys’ and consultant’s fees, except to the extent that any of the foregoing directly result from the gross negligence or willful misconduct of the party seeking indemnification therefor. Notwithstanding any termination of this AGREEMENT or payment and performance of the OBLIGATIONS, the indemnities provided for herein shall continue in full force and effect and shall protect all of the above-described PERSONS against events arising after such termination, payment or performance as well as before.

Section 9.3. Lender Expenses. All LENDER EXPENSES shall be paid by the BORROWERS, whether incurred prior to or after CLOSING, such that the subject transactions shall at all times be cost free to the LENDER.

Section 9.4. Authorization To Obtain Financial Information. Each of the BORROWERS hereby irrevocably authorizes its accounting firm to provide the LENDER from time to time with such information as may be requested by the LENDER, and hereby authorizes the LENDER to contact directly such accounting firm in order to obtain such information.

Section 9.5. Incorporation; Construction Of Inconsistent Provisions. The terms and conditions of the LOAN DOCUMENTS are incorporated by reference and made a part hereof, as if fully set forth herein. In the event of any inconsistency between this AGREEMENT and any other LOAN DOCUMENT, such inconsistency shall be construed, interpreted, and resolved so as to benefit the LENDER, independent of whether this AGREEMENT or another LOAN DOCUMENT controls, and the LENDER’S election of which interpretation or construction is for the LENDER’S benefit shall govern.

Section 9.6. Waivers. The LENDER at any time or from time to time may waive all or any rights under this AGREEMENT or any other LOAN DOCUMENT, but any waiver or indulgence by the LENDER at any time or from time to time shall not constitute a future waiver of performance or exact performance by any of the BORROWERS.

Section 9.7. Continuing Obligation Of Borrowers. The terms, conditions, and covenants set forth herein and in the LOAN DOCUMENTS shall survive CLOSING and shall constitute a continuing obligation of each of the BORROWERS during the course of the transactions contemplated herein. The security interests, liens and other security provided by this AGREEMENT shall remain in effect so long as any OBLIGATION, whether direct or contingent, is outstanding, unpaid or unsatisfied.

Section 9.8. Choice Of Law. The laws of the State of Maryland (excluding, however, conflict of law principles) shall govern and be applied to determine all issues relating to this AGREEMENT and the rights and obligations of the parties hereto, including the validity, construction, interpretation, and enforceability of this AGREEMENT and its various provisions and the consequences and legal effect of all transactions and events which resulted in the execution of this AGREEMENT or which occurred or were to occur as a direct or indirect result of this AGREEMENT having been executed.

Section 9.9. Submission To Jurisdiction; Venue; Actions Against Lender. For purposes of any action, in law or in equity, which is based directly or indirectly on this AGREEMENT, any other LOAN DOCUMENT or any matter related to this AGREEMENT or any other LOAN DOCUMENT, including any action for recognition or enforcement of any of the LENDER’S rights under the LOAN DOCUMENTS or any judgment obtained by the LENDER in respect thereof, each of the BORROWERS hereby:

Section 9.9.1. Jurisdiction. Irrevocably submits to the non-exclusive general jurisdiction of the courts of the State of Maryland and, if a basis for federal jurisdiction exists at any time, the courts of the United States of America for the District of Maryland.

Section 9.9.2. Venue. Agrees that venue shall be proper in the Circuit Court for Baltimore City, Maryland, the Circuit Court for any county in the state of Maryland, as selected by the LENDER, and, if a basis for federal jurisdiction exists, the courts of the United States of America for the District of Maryland.

Section 9.9.3. Waiver Of Objections To Venue. Waives any right to object to the maintenance of any suit in any of the courts specified in Section 9.9.2 above on the basis of improper venue or convenience of forum. Each of the BORROWERS further agrees that it shall not institute any suit or other action against the LENDER, in law or in equity, which is based directly or indirectly on this AGREEMENT, any other LOAN DOCUMENT or any matter related to this AGREEMENT or any other LOAN DOCUMENT, in any court other than a court specified in Section 9.9.2 above; provided, that in any instance in which there is then pending a suit instituted by the LENDER against any of the BORROWERS in a court other than a court specified in Section 9.9.2 above, each of the BORROWERS may file in such suit any counterclaim which it has against the LENDER but only if such counterclaim is a compulsory counterclaim and would be barred if not filed as a counterclaim in such suit. Each of the BORROWERS agrees that any suit brought by it against the LENDER not in accordance with this paragraph should be forthwith dismissed or transferred to a court specified in Section 9.9.2 above.

Section 9.10. Notices. Any notice required or permitted by or in connection with this AGREEMENT shall be in writing and shall be made by facsimile (confirmed on the date the facsimile is sent by one of the other methods of giving notice provided for in this Section) or by hand delivery, by Federal Express, or other similar overnight delivery service, or by certified mail, unrestricted delivery, return receipt requested, postage prepaid, addressed to the LENDER or the BORROWERS at the appropriate address set forth below or to such other address as may be hereafter specified by written notice by the LENDER or the BORROWERS. Notice shall be considered given as of the date of the facsimile or the hand delivery, one (1) calendar day after delivery to Federal Express or similar overnight delivery service, or three (3) calendar days after the date of mailing, independent of the date of actual delivery or whether delivery is ever in fact made, as the case may be, provided the giver of notice can establish the fact that notice was given as provided herein. If notice is tendered pursuant to the provisions of this Section and is refused by the intended recipient thereof, the notice, nevertheless, shall be considered to have been given and shall be effective as of the date herein provided.

If to the LENDER:

MERCANTILE-SAFE DEPOSIT AND TRUST COMPANY

2 Hopkins Plaza, 21st Floor

Baltimore, Maryland 21201

Attn: Stephen D. Palmer, Senior Vice President

Facsimile: (410) 237-5703

If to the BORROWERS:

AVATECH SOLUTIONS, INC.

AVATECH SOLUTIONS SUBSIDIARY, INC.

10715 Red Run Boulevard, Suite 101

Owings Mills, Maryland 21117

Attn: Lawrence Rychlak, Vice President and Chief Financial Officer

Facsimile: (410)753-1591

With A Courtesy Copy To:

Avatech Solutions, Inc.

10715 Red Run Boulevard, Suite 101

Owings Mills, Maryland 21117

Attn: Christopher Olander, Esquire

Facsimile: 410-753-1591

The failure of the LENDER to send the above courtesy copy shall not impair the effectiveness of notice given to the BORROWERS in the manner provided herein.

Section 9.11. Participations. The LENDER reserves the right to assign all or any portion of its interests in any of the OBLIGATIONS or the LOAN DOCUMENTS or to participate with other lending institutions any of the OBLIGATIONS and the LOAN DOCUMENTS on such terms and at such times as the LENDER may determine from time to time, all without any consent thereto or notice thereof to the BORROWERS. Each of the BORROWERS hereby grants to each participating lending institution, to the full extent of the OBLIGATIONS, the right to set off deposit accounts maintained by the BORROWERS with such institution, and each of the BORROWERS agrees to pay the LENDER EXPENSES of any such participating lending institution which arise or are incurred as a result of the occurrence of an EVENT OF DEFAULT.

Section 9.12. Miscellaneous Provisions. The parties agree that: (a) this AGREEMENT shall be effective as of the date first above written, independent of the date of execution or delivery hereof; (b) this AGREEMENT shall be binding upon the parties and their successors and assigns, contains the final and entire agreement and understanding of the parties, and may neither be amended or altered except by a writing signed by the parties; (c) time is strictly of the essence of this AGREEMENT; (d) as used herein, the singular includes the plural and the plural includes the singular, the use of any gender applies to all genders; (e) the captions contained herein are for purposes of convenience only and are not a part of this AGREEMENT; (f) a carbon, photographic, photocopy or other reproduction of a security agreement or financing statement shall be sufficient as a financing statement; (g) this AGREEMENT may be delivered by facsimile, and a facsimile of any party’s signature to this AGREEMENT shall be deemed an original signature for all purposes; and (h) this AGREEMENT may be executed in several counterparts, each of which shall be an original, but all of which, when taken together, shall constitute one and the same document.

Section 9.13. Waiver Of Trial By Jury. Each party to this AGREEMENT agrees that any suit, action, or proceeding, whether claim or counterclaim, brought or instituted by any party hereto or any successor or assign of any party on or with respect to this AGREEMENT or any other LOAN DOCUMENT or which in any way relates, directly or indirectly, to the OBLIGATIONS or any event, transaction, or occurrence arising out of or in any way connected with any of the OBLIGATIONS, or the dealings of the parties with respect thereto, shall be tried only by a court and not by a jury. EACH PARTY HEREBY EXPRESSLY WAIVES ANY RIGHT TO A TRIAL BY JURY IN ANY SUCH SUIT, ACTION, OR PROCEEDING.

IN WITNESS WHEREOF, the LENDER and the BORROWERS have duly executed this AGREEMENT under seal as of the date first above written.

[SIGNATURES BEGIN ON THE FOLLOWING PAGE]

Signature Page to Loan and Security Agreement:

WITNESS/ATTEST:	LENDER: MERCANTILE-SAFE DEPOSIT AND TRUST COMPANY

/s/ Lawrence Rychlak	By:	/s/ Stephen D. Palmer	(SEAL)
Stephen D. Palmer, Senior Vice President

BORROWERS: AVATECH SOLUTIONS, INC., A Delaware Corporation

/s/ Stephen D. Palmer	By:	/s/ Lawrence Rychlak	(SEAL)
Lawrence Rychlak, Vice President and Chief Financial Officer

AVATECH SOLUTIONS, SUBSIDIARY, INC. A Delaware Corporation

/s/ Stephen D. Palmer	By:	/s/ Lawrence Rychlak	(SEAL)
Lawrence Rychlak, Vice President and Chief Financial Officer

Schedule 1.78

Permitted Liens

1.	Autodesk, Inc. filing with the Delaware Department of State filed 5/31/2002, Filing No. 21608649.

2.	Inter-Tel Leasing, Inc. filing with the Delaware Department of State filed 10/25/2002, Filing No. 22690901.

3.	Autodesk, Inc. filing with the Delaware Department of State filed 4/14/2004, Filing No. 41212762.

4.	Autodesk, Inc. filing with the Delaware Department of State filed 5/06/2004, Filing No. 41434275.

5.	Dell Financial Services, L.P. filing with the Delaware Department of State filed 9/10/2004, Filing No. 42551408.

6.	Autodesk, Inc. filing with the Delaware Department of State filed 10/20/2004, Filing No. 43013556.

7.	Pitney Bowes Credit Corporation filing with the Maryland State Department of Assessment and Taxation filed 8/11/1997, Filing No. 172237514.

8.	Autodesk, Inc. filing with the Maryland State Department of Assessment and Taxation filed 1/29/1999, Filing No. 39100000046469.

9.	American Express Business Finance filing with the Maryland State Department of Assessment and Taxation filed 4/28/2004, Filing No. 181189236.

Schedule 4.2

Litigation

None.

Schedule 4.7

Other Names

Avatech Solutions. Inc.

Planet CAD, Inc.

Spatial Technology, Inc.

Avatech Solutions Subsidiary, Inc.

Raven Acquisition, Inc.

Schedule 4.12

Chief Executive Office

10715 Red Run Boulevard, Suite 101

Owings Mills, Maryland 21117

Schedule 4.13

Locations of Inventory

•	10715 Red Run Boulevard, Suite 101, Owings Mills, MD 21117

•	1630 Duke Street, First Floor, Alexandria, VA 22314

•	2708 Enterprise Parkway, Richmond, VA 23294

•	4460 Corporation Lane, Suite 317, Virginia Beach, VA 23462

•	639 Research Parkway, Meridian, CT 06450

•	11156 Aurora Avenue, Urbandale, IA 50322

•	1221 Park Place NE, Suite C, Cedar Rapids, IA 52402

•	11422 Miracle Hills Drive, Suite 504, Omaha, NE 68154

•	8101 East Prentice Avenue, Suite 200, Engelwood, CO 80111

•	101 East 5th Street, Suite 1510, St. Paul, MN 55101

•	7880 Woodland Center Boulevard, Tampa, FL 33614

•	4322 North Beltline Road, Suite B-l10, Irving, TX 75038

•	7700 San Felipe, Suite 490, Houston, TX 77063

•	100 Farmers Bank Drive, Suite 410, Georgetown, KY 40324

Schedule 4.19

Liabilities Not Disclosed on Financial Statements

None.